Exhibit 10.2

Unprotected Lease Agreement

Drawn up and signed on the 16th day of the month of June, 2006

Between:	Africa Israel Properties Ltd Ayalot Investments (Ramat Vered) 1994 Ltd Sharda Ltd (Hereinafter: “the Lessor”) Of the first part;

And between:	SciGen (IL) Ltd Company No. 513679555 42 HaYarkon St., Yavne 81227 (Hereinafter: “the Lessee”) Of the second part;

Whereas:	The Lessor is the sole and lawful owner of the Leased Premises within their meaning hereunder;

And whereas:	The Lessor is entitled to lease the Leased Premises to the Lessee;

And whereas:	The Lessee wishes to lease the Leased Premises in unprotected lease and the Lessor agrees to lease the Leased Premises to the Lessee in unprotected lease;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	The preamble to this Agreement shall be deemed an integral part hereof.

2.	Interpretation

2.1.	As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

“The Park”	–	The area of land known as Rehovot Park that is situated in block 3649 in part of parcels 8 and 9;

“The Building”	–	By building in the Park where the Leased Premises are situated as specified in Appendix A of this Agreement (hereinafter: “Appendix A”) and as highlighted in red in Appendix B.
“The Leased Premises”	–	As specified in Appendix A.
“Delivery Date”	–	As specified in Appendix A.

2.2.	Any modification of this Agreement shall be null and void unless executed in writing and signed by the parties.

2.3.	The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Agreement.

2.4.	The preamble to this Agreement and Appendixes thereof constitute an integral part hereof.

2.5.	This Agreement exhausts all the agreements made between the parties and any negotiations, declarations, representations, covenants or agreements prior to signing hereof shall be null and void. Verbal statements and notices of the managers, officials and employees of the Lessor or anyone acting on its behalf shall not bind the Lessor and the Lessor shall be bound solely by a document lawfully signed by its authorized signatories.

2.6.	In case the Lessee includes a number of members each of the said members shall be obligated individually and collectively to fulfill all the undertakings of the Lessee in accordance with this Agreement and in accordance with any other document that is drafted in connection therewith.

3.	Delivery of the Leased Premises

3.1.	The Lessor undertakes to build the Leased Premises in accordance with the permits, licenses and the relevant statutory provisions and deliver the Leased Premises to the Lessee in accordance with the provisions set forth in this Agreement and the specification of the shell hereby enclosed with this Agreement as Appendix C no later than the Delivery Date. A minor delay on the Delivery Date due to circumstances that are not contingent on the Lessor shall not constitute breach of this Agreement.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

3.2.	A protocol that specifying the condition of the Leased Premises and any lack of conformity, if any, between the said in this Agreement and the actual condition of the Leased Premises (hereinafter: “Delivery Protocol”) shall be drafted on the Delivery Date and shall be signed by the Lessor and/or anyone acting on its behalf on the one hand and by the Lessee on the other hand. The Delivery Protocol shall include all notes and reservations of each of the parties however the notes and reservations of one party shall not, in and of themselves, impose any responsibility or liability on the other party.

3.3.	It is agreed that the existence of defects specified in the Delivery Protocol shall not derogate from the obligation of the Lessee to receive possession in the Leased Premises on the Delivery Date unless the said defects are material defects that constitute a fundamental lack of conformity that prevents the reasonable use of the Leased Premises by the Lessee.

3.4.	In case of a defect, failure and/or lack of conformity that are in the Leased Premises on the Delivery Date and that are not indicated expressly in the Delivery Protocol even though these could have been detected in a reasonable inspection by a reasonable person (not an expert) the Lessee shall be deemed to have waived any allegation, right and claim in respect whereof. The Lessee shall not be entitled to rely on such a defect, failure and/or lack of conformity as aforesaid and shall be precluded from claiming and obtaining from the Lessor any relief or remedy in connection therewith.

3.5.	Receiving the keys to the Leased Premises by the Lessee shall constitute prima facie proof that the Leased Premises were built and delivered to the Lessee in accordance with the provisions set forth in this Agreement and subject to the matters that were expressly noted in the Delivery Protocol.

3.6.	The Term of Lease shall commence on the contractual Delivery Date whether or not the Lessee appeared to receive the Leased Premises on the Delivery Date. The Lessee shall be bound by all the obligations applicable to it in respect of the lease contemplated in this Agreement and in accordance with the provisions set forth in any law as of the Delivery Date henceforth.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

3.7.	Possession of the Leased Premises shall be delivered to the Lessee on the condition that the Lessee fulfilled all its undertakings towards the Lessor and towards the Management Company until that date including, however not limited to, payment of all the amounts as required in accordance with the provisions set forth in this Agreement and presenting the securities as specified in section 21 hereunder.

4.	The lease and the Term of Lease

4.1.	The Lessor hereby leases the Leased Premises to the Lessee in unprotected lease and the Lessee hereby leases the Leased Premises from the Lessor in unprotected lease for a period that shall commence as of the Delivery Date (hereinafter: “Lease Commencement Date”) and that shall expire on the date specified in Appendix A (hereinafter: “Term of Lease”) in accordance with the terms set forth in this Agreement.

4.2.	The Lessee shall not be entitled to terminate the lease prior to expiration of the Term of Lease. Termination of use of the Leased Premises and/or vacating the Leased Premises by the Lessee prior to expiration of the Term of Lease shall not release the Lessee from its obligations in accordance with this Agreement including, however without derogating from the generality of the aforesaid, the undertaking of the Lessee to pay the rent to the Lessor, in addition to the maintenance fees and any additional payment that is due to the Lessor and to any other third party from the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

4.3.	The provisions set forth in this section constitute a material condition in this Agreement and their breach shall constitute a fundamental breach of this Agreement.

5.	Knowledge of the Leased Premises

The Lessee declares that it visited the Park, the Building and the Leased Premises, inspected them, their surroundings, their statutory and physical condition, the plans in respect whereof, the licenses of the Leased Premises, their zoning classification and any other matter that might affect its engagement in this Agreement and found all in compliance with its requirements and specifications in every respect. Subject to receiving the Leased Premises in accordance with the provisions set forth in this Agreement the Lessee hereby waives any allegations regarding a defect and/or lack of conformity and/or any other argument relating to the Leased Premises, its possibilities of use and its engagement in this Agreement.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

6.	Purpose of Lease

6.1.	As stated in Appendix A.

6.2.	The Lessee shall be entitled to use the Leased Premises solely for the purpose of lease and shall not be entitled to deviate from the said purpose.

6.3.	The provisions set forth in this section constitute a material condition in this Agreement and their breach shall constitute a fundamental breach of this Agreement.

7.	Rent

7.1.	The Lessee undertakes to pay the rent to the Lessor for the lease of the Leased Premises in the amounts and in the manner as prescribed in Appendix A (hereinafter: “the Rent”).

7.1.1.	The Rent and the maintenance fees during the Term of Lease and the additional terms of lease, if any, shall be linked to the index and shall be paid by the Lessee to the Lessor every quarter in advance on the 1st of the month in the beginning of each quarter in addition to statutory VAT as stated in Appendix A.

7.1.2.	Payment of the Rent and the maintenance fees shall be linked to the index in accordance with the following provisions:

“The Index”	–

The consumer price index (including fruits and vegetables) published by the Central Bureau of Statistics and any similar index even if published by another official institution or entity and any official index superseding the same, whether or not structured on the same data. In case there is another index and the Central Bureau of Statistics, the entity or the institution as aforesaid do not determine the ratio between the said Index and the substitute index the ratio shall be determined by the Chairman of the Board of Director of Bank Leumi le-Israel Ltd or anyone acting in this capacity at any time and following the request of the Lessor.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

“Base Index”	–	As stated in Appendix A.
“New Index”	–	The last index known on the actual payment date of each payment of the Rent and the maintenance fees.
“Linkage to the Index”	–	If on the actual payment date of any of the payments of the Rent and the maintenance fees the New Index is higher than the Base Index, then this payment shall increase in proportion to the rate of increase of the New Index compared to the Base Index. If on the actual payment date of each of the payments of the Rent the New Index is equal or lower than the previous Index, the said payment shall remain unchanged.

7.2.	In order to facilitate the collection of the Rent, linkage differentials in respect whereof, and any other payment that is due to the Lessor from the Lessee, the Lessee undertakes to deliver to the Lessor an authorization to debit its account in the customary form in Bank Leumi le-Israel Ltd in 7 days as of the date of signing this Agreement or 7 days prior to the Delivery Date of the Leased Premises (upon the earlier). For the avoidance of doubt it is hereby clarified that obtaining the authorization and any use thereof that is made by the Lessor shall be deemed as payment solely upon the full and timely payment of all payments that the Lessee owes to the Lessor.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

7.3.	In case two consecutive and subsequent payments of the Rent and/or any additional amount that is due to the Lessor from the Lessee on time in respect of the said payments were not paid, not even in 7 days as of the date of delivery of a written notice by the Lessor to the Lessee, all the other payments of the Rent shall be called for immediate repayment and the Lessee shall be obligated to pay the full amount of the unpaid Rent in respect of the entire Term of Lease until that date in two business days as of the date of receiving the first demand of the Lessor and without derogating from the right of the Lessor to consider the default in payment as breach of the Agreement with all ensuing consequences. For the avoidance of doubt it is hereby declared that the collection of the Rent in such circumstances shall not be deemed as waiver or agreement on behalf of the Lessor for breach of the Agreement by the Lessee.

7.4.	For the avoidance of doubt the obligation to pay the Rent and all other payments that are due to the Lessor from the Lessee is imposed strictly on the Lessee. Failure to submit the bill for the Rent by the Lessor shall not derogate from this obligation of the Lessee.

7.5.	The Lessor shall allocate any amount received from the Lessee at its sole discretion, at the expense of the amounts that the Lessee owes the Lessor at the time.

7.6.	Under no circumstances the Lessee shall be entitled to offset any amount of the Rent and/or the maintenance fees and/or from any other amount that the Lessee owes to the Lessor. In addition, under no circumstances the Lessee shall have a right of lien in the Leased Premises or any other right with relation to the Leased Premises except for the right of lease in accordance with this Agreement.

7.7.	The provisions set forth in this section constitute a material condition in this Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement.

8.	Taxes, fees and other payments

8.1.	In addition to the Rent the Lessee undertakes to make the following payments during the Term of Lease (hereinafter: “Lessee’s Payments”).

	8.1.1.	All taxes, fees, municipal taxes, levies, mandatory payments and expenses (hereinafter collectively: “Taxes”) whether governmental, municipal and/or other that are paid and/or that will be paid in the future, whether existing today and whether imposed in the future in respect of the Leased Premises and use thereof, including in respect of the relative share of the Leased Premises in the common property and the public areas of the Park and the business conducted therein, to the extent that these Taxes apply to a lessee or a possessor of a property.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

8.1.2.	The fees and payments in respect of the water and electricity meters and installation thereof.

8.1.3.	VAT imposed on the Rent and on any other payment that is paid by the Lessee in accordance with this Agreement and that is paid together with each payment in respect of which it is paid.

8.1.4.	Stamp duty applicable to this Agreement, Appendixes thereof and to any other document in connection with this Agreement and in respect whereof.

8.1.5.	All fees and payments relating to the consumption of water and electricity in the Leased Premises and that apply to the installation and use of a telephone during the Term of Lease.

8.1.6.	Any expense that arises as a result of unreasonable and/or irregular use of the Leased Premises and surroundings thereof including, however without derogating from the generality of the aforesaid, expenses in respect of waste disposal due to waste produced by the Lessee, repair of the sewage system and the like.

8.1.7.	Additional obligations as imposed by law and/or if specified in Appendix A.

8.2.	In case any of the payments specified above derives from obligations that apply to the Building as a whole and/or the entire common property in the public areas in the Park the Lessee shall pay a relative share that will be calculated according to the ratio between the gross area of the Leased Premises and the gross area of the Building.

8.3.	In case the Lessee does not make any of the payments applicable to it immediately after receiving the demand of the competent authority and/or the demand of the Lessor then without derogating from this obligation the Lessor shall be entitled to make these payments at the expense of the Lessee after delivering a prior notice of two business days to the Lessee and the Lessee shall be obligated to return to the Lessor all the amounts that were paid by the Lessor as aforesaid in 7 days as of the date of receiving the first demand of the Lessor, in addition to 10% in respect of the expenses made by the Lessor for handling these matters.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

8.4.	Immediately after signing this Agreement the Lessee undertakes to notify to the municipality regarding this Lease Agreement and its possession of the Leased Premises as of the Delivery Date. In addition, the Lessee undertakes and declares that it is precluded from notifying the municipality regarding the termination of its possession of the Leased Premises and/or request an exemption from payments of municipal taxes in respect of vacant property even if the Lessee ceases to use the Leased Premises during the Term of Lease and/or the option term, as the case may be, whether in whole or in part, for any reason, and the Lessee shall continue to be the possessor of the Leased Premises, for all intents and purposes, for the purpose of paying municipal taxes during the entire Term of Lease and/or the option term, to the extent that the Lessee exercised the option.

8.5.	The provisions set forth in this section constitute a material condition in this Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement.

9.	Non-applicability of tenancy protection laws

The Lessee declares and confirms that tenancy protection laws shall not apply to the lease contemplated in this Agreement and this lease is unprotected lease and the Lessee shall not be deemed as a protected tenant. Therefore, the Lessee shall be obligated to vacate the Leased Premises upon expiration of the Term of Lease and return the Leased Premises to the Lessor when the Leased Premises are free from any person and article.

The Lessee declares that it is aware that the construction of the Building where the Leased Premises are situated and the construction of the Leased Premises themselves was completed after 26 of Av 5728 (August 20, 1968) and that the Leased Premises are leased in unprotected lease.

The Lessee declares that it is aware that the Leased Premises were not leased for key money and that it did not pay to the Lessor any amount as key money or as participation in the investments in construction and it shall not be entitled to receive from the Lessor any amount in respect of vacating the Leased Premises or for any other reason and it undertakes not to argue that the tenancy protection laws apply to the lease contemplated in this Agreement.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.	Repairs, maintenance, management and services

10.1.	The Lessor undertakes to provide to the common property in the Building cleaning and maintenance services in the scope and in the standard that will be determined solely by the Lessor and provided that they maintain the Leased Premises in working order and in reasonable condition.

10.2.	In return for performance of the said services the Lessor shall be entitled to collect from the lessees in the Building, including the Lessee, maintenance fees that shall be equal to the total amount of all the expenses and payments of any kind that the Lessor pays in the performance of the services in addition to 15% and in addition to statutory VAT (hereinafter: “Total Maintenance Fees”).

10.3.	The part of the Lessee in the total Maintenance Fees (hereinafter: “Maintenance Fees”) shall be determined according to the criteria set out by the Lessor and that shall include one or more of the following components:

10.3.1.	The ratio between the gross area of the Leased Premises and the total gross area possessed by lessees in the Leased Premises, except for the Lessor (as long as the Lessor does not make actual commercial use not for the purpose of managing and providing maintenance services in the Park in the area it possesses).

10.3.2.	The type, nature, number and cost of the services that are provided to a particular lessee or to particular leased premises or to a particular type of leased premises that by their nature require more services than other leased premises in the Building, whether severally and whether for a certain type of businesses or in accordance with the type or number of customers.

10.3.3.	Additional or other relevant data, at the sole discretion of the Lessor.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.4.	The Lessor shall have sole discretion to determine and change the ratio of distribution of the expenses among the different lessees as determined by the Lessor from time to time, to the extent that this is required according to data that the Lessor will hold and charge from any lessee special expenses that were made in connection with the business of that lessee, at the discretion of the Lessor. In such circumstances as aforesaid the calculation of the relative part of the Lessee in the management expenses shall be determined as follows: the expenses that were allocated to a particular leased premises or to a part of the leased premises shall be subtracted from the total amount of all expenses (if subtracted as aforesaid) and the balance of the amount shall be divided among the other lessees in the Building, including the Lessor, according to a ratio to be determined in accordance with the provisions set forth in section 10.3 above.

10.5.	From time to time and at its sole discretion, and to the extent that this is possible, the Lessor shall be entitled, however not obligated, to allocate part of the expenses for a particular type of leased premises (hereinafter: “Allocation”) and charge the said expense from the lessees of that particular type of leased premises.

10.6.	In case a certain expense or certain expenses were allocated to a particular leased premises or to part of the leased premises as aforesaid the expense shall be divided among the leased premises to which the expense was allocated, among themselves, in accordance with the provisions set forth in section 10.3 above.

10.7.	The Lessee declares and confirms that it does not and will not have any demands, allegations or claims in connection with the Allocation of the expenses as aforesaid towards the Lessor and/or anyone acting on its behalf and that it shall not present any demand to reduce its share in the Maintenance Fees.

10.8.	As part of the cleaning and maintenance services the Lessor shall be entitled to provide services in the Building as specified hereunder, at its discretion (hereinafter: “the Services”) whether by itself and whether by subcontractors on its behalf:

10.8.1.	Management, operation, repair, preservation protection, maintenance, retrofitting, whitewashing, painting, cleaning, maintenance, lighting and insurance and all with respect to the public areas and of equipment, systems, facilities and different areas of the public areas that are used by and for the wellbeing of the lessees and/or the visitors in the Building, equipment, accessories, areas and items that serve and/or that are used by the Building and/or its lessees or users thereof and that are not owned and/or are under the responsibility of any lessee, including, however not limited to: lighting, air conditioning systems (if any), sewage systems, drainage systems, waste disposal and garbage systems, elevators and the like.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.8.2.	Gardening and protecting the gardens and the vegetation in the public areas, to the extent that are any, including in areas adjoining the Building.

10.8.3.	Maintenance, inspection, repair and waterproofing of roofs and basements in the Building, to the extent that these constitute public areas.

10.8.4.	Cleaning and maintenance of the public parking lots.

10.8.5.	Installation, maintenance, inspection and repair of directional signage and informational signage in the areas of the Leased Premises.

10.8.6.	All expenses and payments in connection with the management of the Building.

10.8.7.	Collection payments that the Lessee owes or that will owe in accordance with this Agreement for the Lessor for the purpose of managing the Building.

10.8.8.	Publishing of a code, procedures, daily instructions and any change, update, addition or amendment thereof in anything related to the use of the Park and supervising the guarding services and adhering to performance.

10.8.9.	Signing contracts and agreements with outside entities for the purpose of performing the Services, supervision, collection and enforcement of the undertakings of the outside entities.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.9.	The Lessor shall be entitled to set out from time to time procedures and regulations pertaining to the management of the Building and maintenance thereof and the Lessee undertakes to observe these procedures as prescribed from time to time.

10.10.	The Lessee shall grant to the Lessor access to the Leased Premises for the purpose of performing any work or maintenance in the Leased Premises as required for the purpose of performing the Services or any thereof to the Leased Premises and/or to other leased premises and/or to the Building on the condition that the work will be performed, to the extent possible, in coordination with the Lessee and in a manner that will not cause a material disruption to the management of the business of the Lessee in the Leased Premises beyond necessary and upon completion of the work the Leased Premises shall be restored to their previous condition, to the extent possible.

10.11.	The Lessor shall be entitled to employ employees, subcontractors, suppliers, advisors, accountants, advocates etc. as it deems fit for the purpose of fulfilling its obligations in accordance with this Agreement. The expenses of the Lessor for all of these works shall be included in the total Maintenance Fees.

10.12.	The Lessee undertakes to pay to the Lessor the Maintenance Fees in accordance with the bills that the Lessor submits to the Lessee on the dates determined by the Lessor.

10.13.	The books of management and books of account of the Lessor shall serve prima facie evidence of their veracity in anything related to the payments that were made by the Lessee to the Lessor and in respect of any other matter specified and noted in the books of the Lessor.

10.14.	The refusal and/or unwillingness and/or avoidance of the Lessee to receive any service and/or its wish to terminate the performance of the Services, in whole or in part, shall not release the Lessee from its undertakings in accordance with the provisions set forth in this section 10.

10.15.	The Lessor shall be entitled to perform all the Services specified above by anyone acting on its behalf and/or any other entity and/or entities as determined by the Lessor (hereinafter: “Management Company”). The Lessor shall be entitled to demand from the Lessee at any time to sign a maintenance contract with the Management Company in the form to be determined by the Lessor and provided that Maintenance Fees and/or inspection fees that the Lessee is required to pay shall be determined according to the principles set out in section 10.3 above. In this regard the Lessor shall be entitled to instruct the Lessee to pay directly to the Management Company and the signature of the Lessee on this Agreement shall constitute a direct undertaking towards the Management Company.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.16.	The Lessee undertakes to protect the Leased Premises, their cleanliness and proper maintenance, use the Leased Premises in a prudent and reasonable manner and keep the Leased Premises in good and operable condition and in working order, repair at its expense any breakdown, failure or defect and perform any repair that is required in the Leased Premises, except for repairs that are required in respect of reasonable wear and works that are part of the Maintenance Fees paid by the Lessee. The said in this section shall not impose on the Lessor any obligation regarding the proper maintenance of the Leased Premises.

10.17.	In case the Lessor decides and/or is required by any competent authority, whether municipal, governmental or other, to provide maintenance and inspection services of any kind in any public area and/or in any other open area in the area of the Park and/or in any building and/or facility designated to serve or to be used by the users of the Park or any part thereof, the Lessee shall pay to the Lessor additional Maintenance Fees as specified hereunder (hereinafter: “Additional Maintenance Fees”): the Additional Maintenance Fees that shall be paid by all the possessors of the buildings in the Park shall be equal to the total amount of all the expenses and the payments that the Lessor incurs in the performance of the maintenance services as aforesaid, in addition to 15%. The part of the Lessee in the Additional Maintenance Fees shall be calculated according to the ratio between the gross area of the Leased Premises and the gross total built area of all buildings (including all floors thereof) in the Park and that are actually possessed by lessees or owners except for the Lessor (as long as the Lessor does not make actual commercial use not for the purpose of managing and maintaining the Park in the areas it possesses) and/or in accordance with the principle set forth in section 10.3 above.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

11.	Use of the Leased Premises

11.1.	The Lessee shall obtain from the competent authorities all the licenses and permits that are required for the purpose of managing its business in the Leased Premises in accordance with the purpose of lease including a certificate issued by the Ministry of Health, the Ministry of Environmental Protection and Rehovot Municipality. The Lessee undertakes to conduct its business solely in accordance with the terms set forth in the said licenses, in accordance with the provisions set forth in any law and in accordance with the requirements set forth by any competent authority.

11.2.	The Lessee declares that it reviewed the demands made by the competent authorities that constitute a condition for obtaining the licenses as stated in this section and that the Lessor shall not be held liable in any manner in case the Lessee fails to obtain the said licenses. It is emphasized that obtaining the licenses and the permits by the Lessee shall not constitute grounds for the failure of the Lessee to fulfill its undertakings in accordance with this Agreement, including default in payment of the Rent.

11.3.	Without derogating from the generality of the aforesaid the Lessee undertakes, as a condition for delivery of possession in the Leased Premises, to obtain a fire safety certificate for the Leased Premises from the fire department in the Rehovot area and for that purpose to present to the fire department any certificate that is required, install any facility and/or system that are required and all at its expense and under its responsibility.

11.4.	The Lessee shall not hold any materials, tools, equipment, products, stock and any other chattel (hereinafter collectively: “Chattel”) outside the Leased Premises without obtaining the approval of the Lessor. In any event in which any Chattel of the Lessee is kept outside the Leased Premises without obtaining the approval of the Lessor in connection with the Lessor shall be entitled to remove the said Chattel from the premises at the expense of the Lessee and the Lessor shall not be responsible for its integrity.

11.5.	The Lessee shall uphold and observe all laws, regulations and bylaws applicable to the Leased Premises, use thereof and the business, the works and the actions performed therein.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

11.6.	The Leased Premises or any part thereof may not be used in any manner that will cause noises, odor, vibrations, pollution, smoke, dust and other nuisances and obstacles that deviate from reasonable use while taking into account the nature of the Park in general and the nature of the close environment of the Leased Premises in particular.

11.7.	The Lessee shall not transmit to the sewage system waste whose quality or quantity may harm the said system or harm its working order or that may risk the ordinary use of water sources. For the purpose of this paragraph – the sewage system – central sewage or cesspits and canalization and drainage systems and water purification facilities, to the extent that there are any. The Lessee shall take measures to assure that no solid materials are found in the wastewater that may harm or clog the pipeline or the canals and harm the sewage pipelines the inspection chambers, the metering devices, the purification facilities.

11.8.	Without derogating from the generality of the aforesaid, the Lessee undertakes to approach the Ministry of Environmental Protection and receive all the instructions and directions pertaining to treatment of wastewater and waste and to follow all these instructions and directions at its expense.

11.9.	The Lessee undertakes not to hang, install or paint any signs, marks or any other type of advertisement in any part of the Building where the Leased Premises are situated without obtaining the prior approval of the Lessor. The Lessee shall be entitled to receive, at its expense, a sign at the entrance to the Park, and in the Building and in the floor where the Leased Premises are situated and in the form that is customary in the Park.

11.10.	The Lessee undertakes not to use any place located outside the Leased Premises however solely for the purpose of accessing the Leased Premises in the manner and in the form as prescribed by the Lessor from time to time.

11.11.	The Lessee undertakes not to use the Leased Premises and any materials and devices held therein and not to perform any activity in the Leased Premises if the said use and/or activity include risks that deviate from the risks that are insured by the Lessee unless the Lessor grants its prior and written approval in connection therewith. In case the Lessor granted its approval as aforesaid, the Lessee undertakes to arrange insurance against any damage and harm to the body and property that might be caused due to the said risks to the satisfaction of the Lessor and without derogating from the right of the Lessor to arrange the add insurances by itself and the Lessee shall be obligated to return to the Lessor any amount that the Lessor spends for that purpose immediately upon receiving the Lessor’s notice.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

11.12.	The Lessee shall use the Leased Premises and surroundings thereof in such manner that will not cause any disturbance to the other lessees in the Building and while protecting and cleaning the common property in the Building and facilities thereof.

11.13.	Without derogating from the said in this section above, the Lessee undertakes that it shall not make in the Leased Premises any use that causes a nuisance and/or a consequence that is in violation of the provisions set forth in any law and/or this Agreement and, without derogating from the generality of the aforesaid, the Lessee shall not use the Leased Premises in any manner that requires and/or that creates, whether directly or indirectly, chemical compounds and/or smoke and/or gases and/or bad odors and/or other active substances that may and/or that can harm the environment in any manner.

11.14.	The provisions set forth in this section constitute a material condition in this Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement.

12.	Finish works and changes the Leased Premises

12.1.	The Lessee undertakes not to implement and perform any changes, repairs, enhancements, additions or any other construction works in any manner in the Leased Premises (hereinafter collectively: “Works”) without obtaining the prior and written approval of the Lessor in connection therewith. The Lessor may withhold approval of the said Works at its sole discretion.

12.2.	It is emphasized that no bars or air conditioners may be installed in the Leased Premises without obtaining the prior and written approval of the Lessor.

12.3.	In case Works were implemented without obtaining the approval of the Lessor, then without derogating from the right of the Lessor to consider this breach of contract, and without derogating from the right of the Lessor to seek any relief and remedy arising therefrom (in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law) the Lessor shall be entitled to:

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

12.3.1.	Demand from the Lessee to demolish the Works, in whole or in part and/or dismantle the Works and/or remove the Works from the Leased Premises. In such circumstances as aforesaid the Lessee shall be obligated to perform all the repairs in the Leased Premises that are required in connection therewith so as to restore the Leased Premises to their condition prior to the implementation of the Works and complete all these actions in 14 days as of the date of receiving the demand of the Lessor. In case the Lessee fails to act in the said manner, the Lessor shall be entitled to take these actions at the expense of the Lessee and the Lessee shall reimburse the Lessor for any damage and expense caused to the Lessor in connection therewith – in 7 days as of receiving the first demand of the Lessor.

12.3.2.	To leave in its possession the Works, in whole or in part, upon delivery of an express written notice and the Lessee agrees that after delivery of such notice as aforesaid the Works shall be the exclusive property of the Lessor and the Lessee shall not be entitled to any payment in respect whereof.

12.4.	In case Works were implemented after obtaining the approval of the Lessor, at the time of vacating the Leased Premises by the Lessee the Lessor shall notify the Lessee regarding its choice according one of the following:

12.4.1.	To demolish and/or dismantle and/or remove the Works from the Leased Premises. In such circumstances the Lessee shall implement all the repairs in the Leased Premises that are required as a result of the said at its expense for the purpose of restoring the condition of that part of the Leased Premises where the Works were implemented to its condition prior to the performance of the Works and to complete all the said works no later than the Term of Lease as stated in this Agreement. In case the Lessee failed to take the said action the Lessor shall be entitled to take the said action instead of the Lessee.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

12.4.2.	Or - leave the Works in the Leased Premises, and in such circumstances the Works shall become the property of the Lessor and the Lessee shall have not be entitled to any payment in respect whereof.

12.5.	Without derogating from the generality of the aforesaid regarding the implementation of changes in the Leased Premises, it is clarified and agreed that the Lessee shall not be entitled to build a gallery in the Leased Premises without obtaining the prior and written approval of the Lessor. A gallery for the purpose of this matter means – the addition of floor to the area of the Leased Premises that will be built in the space of the Leased Premises between the floor and the ceiling.

12.6.	The Lessee declares and confirms that it is aware that the construction of the gallery, if this is possible in accordance with the Urban Building Plan (UBP) that is applicable to the land and/or the Building is subject to obtaining a construction permit from the competent planning authorities.

12.7.	In case the Lessee wishes to construct a gallery in the Leased Premises the Lessee shall seek the prior and written approval of the Lessor and, in addition – to obtain a construction permit by law for the purpose of constructing the addition and to incur all levies and fees that are paid to the Israel Land Administration and/or the Local Planning and Building Committee and/or the municipality and/or to any other person or entity as a condition for obtaining the construction permit, including a betterment levy, and this shall not impose on the Lessor any liability, whether a liability for planning or any other liability.

12.8.	Any construction plan of a gallery and/or an additional structure shall be first submitted for the approval of the Lessor and the Lessor shall be entitled to reject such a plan as aforesaid for any reason, or make its approval subject to conditions, at its sole discretion. The Lessor shall be entitled, inter alia, to refuse to submit a plan as aforesaid in case it is of the opinion that the approval of such a plan as aforesaid shall harm any of its construction rights or any other of its rights.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

12.9.	In case the Lessee builds a gallery after obtaining the approval of the Lessor the Lessee shall be obligated to pay to the Lessor additional Rent in a monthly amount that will be equal to the product of the area of the gallery and/or the addition multiplied by the monthly Rent per 1sqm (the monthly Rent divided by the net area of the Leased Premises, prior to the construction of the gallery). The additional Rent as aforesaid shall be paid as of the date of completing the construction of the floor of the gallery and/or the roof of the additional structure and shall be deemed as Rent for all intents and purposes and the provisions set forth in this Agreement regarding the payment of the Rent shall apply thereto.

12.10.	Upon expiration of the Term of Lease the provisions set forth in section 12.4 above shall apply to the gallery that was constructed with the approval of the Lessor as aforesaid.

12.11.	In case the Lessee constructs a gallery in the Leased Premises without obtaining a construction permit by law and/or without obtaining the prior and written approval of the Lessor in connection therewith the Lessor shall be entitled, at its sole discretion, during the Term of Lease or thereafter, to demand from the Lessee to demolish the gallery or any part thereof or any infrastructure that was built or that was laid by the Lessee for its construction and in case the Lessee fails to perform the said action – to perform the said action in its place. The Lessee hereby gives irrevocable instructions to the Lessor to enter the Leased Premises and perform the said demolition works at any time and at the discretion of the Lessor, and the Lessee shall be precluded from denying the entrance of the Lessor to the Leased Premises for the purpose of performing the demolition works. The Lessee shall incur all the expenses the Lessor incurs in connection with the performance of the demolition works and the securities that were provided by the Lessee and the authorization letter in accordance with this Agreement shall also be used for the purpose of fulfilling the undertaking of the Lessee as stated above.

12.12.	In addition, and without derogating from the right of the Lessor to consider the construction of the gallery as breach of contract, and without derogating from the right of the Lessor to seek any relief and remedy in connection therewith (in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law) the Lessor shall be entitled to receive payment of liquidated damages that are equal to the product of the area of the gallery multiplied by 125% of the monthly Rent per 1sqm (125% of the monthly Rent divided by the net area of the Leased Premises prior to the construction of the gallery) during the entire period the gallery that was constructed without obtaining the approval of the Lessor and/or without obtaining a construction permit by law.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

12.13.	In case the Lessor is obligated to make payment for non-conforming use or a betterment levy in respect of the construction of the gallery by the Lessee, whether or not the approval of the Lessor was obtained, the Lessee shall be obligated to pay these amounts or return these amounts to the Lessor in 7 days as of the date of delivery of a notice of demand by the Lessor.

12.14.	Breach of the provisions set forth in this section shall constitute a fundamental breach of the Agreement.

13.	Electricity

13.1.	The Lessee declares that it is aware that the Lessor holds exclusive rights towards Israel Electric Corp. in anything related to the consumption and supply of electricity to the Leased Premises. The Lessee hereby waives absolutely and irrevocably its right to contract with Israel Electric Corp. in anything related to the supply of electricity to the Leased Premises and confirms that the Lessor shall be solely entitled to contract with the IEC for the purpose of supplying electricity to the Leased Premises and the Lessee undertakes to act in accordance with the terms and provisions set forth in Appendix D of this Agreement.

13.2.	The Lessor shall install in the Building a facility for the supply of electricity in bulk. The Lessee undertakes to pay to the Lessor and/or the Management Company any payment that is required in connection with the supply of electricity in accordance with the provisions set forth in Appendix D and during the entire Term of Lease.

13.3.	As a condition for delivery of possession in the Leased Premises the Lessee shall present to the Lessor a written certificate issued by a certified electrical inspector with relation to the electricity systems that were installed in the Leased Premises by the Lessee and/or anyone acting on its behalf in the customary form in the Lessor.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

14.	Furniture and equipment

The Lessee shall be entitled to furnish the Leased Premises and install equipment therein provided that the installation of the furniture and equipment shall not cause damage to the Leased Premises.

15.	Protecting the Leased Premises

15.1.	The Lessee undertakes to use the Leased Premises in a prudent and reasonable manner and to maintain the Leased Premises and surroundings thereof clean and to prevent any breakdown and damage to the Leased Premises including all the facilities that serve the Leased Premises themselves or together with other leased premises.

15.2.	The Lessee shall be obligated to repair promptly any damage and/or breakdown that are caused to the Leased Premises and the facilities, as stated in section 15.1 above, and to replace them immediately with another of the same type and model of any accessory installed in the Leased Premises that was lost or became corrupted.

15.3.	In case the Lessee failed to perform any repair the Lessee is obligated to perform as aforesaid or failed to replace any unit that the Lessee was obligated to replace as aforesaid, the Lessor shall be entitled, however not obligated, to perform the said action at the expense of the Lessee and in any event the Lessee shall be obligated to compensate the Lessor fully for any damage, breakdown, expense, loss and corruption as aforesaid.

15.4.	The provisions set forth in this section constitute a material condition in this Agreement and their breach and breach of any thereof shall constitute a fundamental breach of this Agreement.

16.	Third party liability

16.1.	The Lessee shall be held liable towards the Lessor, any employee of the Lessor and anyone acting on its behalf and any third party, for any damage of any kind caused to any person and property including, however without derogating from the generality of the aforesaid – to visitors in the Leased Premises, the employees of the Lessee and to any person that stays in the area of the Leased Premises and that was caused due to the condition of the Leased Premises and/or the equipment installed therein and/or the work, the business or an act or omission that was committed in the Leased Premises and/or the conduct of the Lessee and/or its employees and/or authorized persons and/or suppliers and/or service providers that are in the area of the Leased Premises or close surroundings thereof and that are in the service and/or following the permission of the Lessee and/or by any other person and entity whether or not these are located in the Leased Premises with permission, whether random and whether in any other manner.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

16.2.	Without derogating from the provisions set forth in section 16.1 above, the Lessee undertakes to take all measures to dismiss any demand and/or claim that is brought against the Lessor in respect of any damage as stated in section 16.1 above as aforesaid and to indemnify the Lessor for the amount of all the payments that the Lessor is obligated to pay by virtue of a demand and/or claim as aforesaid and in respect of all its other expenses in connection therewith immediately upon receiving the first demand of the Lessor.

16.3.	The provisions set forth in this section constitute a material condition in this Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement.

17.	Insurances

17.1.

17.1.1.	Without derogating from the liability and undertakings of the Lessee in accordance with the provisions set forth in this Agreement and in accordance with the provisions set forth in any law the Lessee undertakes to purchase at its expense and keep in effect the insurances specified hereunder in the scope of coverages specified beside them (hereinafter: “Insurances of the Leased Premises”) from a legally licensed and reputable insurance company in Israel during the entire Term of Lease:

A.	Property insurance – in full value and in reinstatement value in respect of the content of the Leased Premises, the equipment of the Leased Premises, equipment serving the Leased Premises and that is owned and/or under the responsibility of the Lessee and that is located outside the Leased Premises in the area of the Building and any repair, change, improvement, renovation and addition to the Leased Premises that were implemented and/or that will be implemented by the Lessee and/or for the Lessee and furniture, equipment, facilities and stocks of any kind against the customary risks in “extended fire” insurance including the following risks: loss or damage as a result of fire, smoke, lighting, explosion, earthquake, riots, strikes, willful damage, flood, damage by storm, damage caused by vehicles and aircrafts, damage caused by water and other fluids and splitting of pipes, damage caused by sonic boom, damage by a collision and break-in.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

B.	Consequential loss insurance due to the risks enumerated in subsection A above for an indemnification period that shall not fall below 12 months.

The insurances specified in subsections A and B above shall include an express condition according to which the insurer waives any right of subrogation towards the Lessor and/or the Management Company and/or anyone acting on their behalf and/or towards the other lessees and/or possessors in the Building and/or their employees and managers in whose insurance policies there is a clause regarding waiver of the right of subrogation towards the Lessee and provided that the waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

The Lessee undertakes to amend the sum insured in respect of the insurances specified in subsections A and B above, from time to time, so that these amounts always reflect the full value of the insured property.

C.	Third party liability insurance – providing insurance coverage for the liability of the Lessee towards any third party, including its guests, invitees, customers, the Lessor and the Management Company and anyone acting on their behalf and in their name, in a liability limit that shall not fall below an amount in NIS equal to $1,000,000 (one million U.S. dollars) per event and for an annual insurance period. This insurance shall not be subject to any restriction regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, defective sanitary fixtures, poisoning, anything harmful in foods and beverages and claims of the National Insurance Institute. The insurance shall be extended to include the Lessor and the Management Company as additional insureds, subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured, while indicating that the Lessor and/or the Management Company are not responsible for payment of any premium. The insurance shall be extended to indemnify the Lessor and the Management Company including in respect of their liability as the owners and/or managers of the Leased Premises and in respect of their liability for the acts and/or omissions of the Lessee.

D.	Employers’ liability insurance in respect of the liability of the Lessee towards anyone employed by the Lessee and on its behalf in a liability limit that shall not fall below an amount in NIS that is equal to $5,000,000 (five million U.S. dollars) per event and for an annual insurance year. This insurance shall not include any restriction regarding contractors, subcontractors and their workers, hours of work, baits and poisons and youth employment. The said insurance shall be extended to indemnify the Lessor and/or the Management Company in case they are considered as the employers of the employees of the Lessee and/or any thereof.

17.1.2.	The Lessee’s Insurances shall include an express condition stating that they supersede any insurance that was arranged by the Lessor and/or the Management Company and that the insurer waives any demand or allegation regarding the participation of the insurances of the Lessor and/or the Management Company. In addition, the insurer shall undertake that the policies shall not be diminished or canceled without delivering a prior and written notice delivered in registered mail at least 60 days in advance to the Lessor and the Management Company.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.1.3.	The Lessee undertakes, without receiving any demand from the Lessor, and no later than the Delivery Date or prior to the date of bringing any assets to the Leased Premises, upon the earlier, to present a certificate of insurance to the Lessor in respect of the arrangement of the insurances for the Leased Premises in accordance with the “Certificate of Insurance of the Leased Premises” form that is enclosed as Appendix E of this Agreement, and signed lawfully by the insurer. The Lessee declares that it is aware that presenting the “Certificate of Insurance of the Leased Premises” as aforesaid is a condition precedent and a precondition for commencement of the activities of the Lessee in the Leased Premises and/or for bringing any assets as aforesaid in circumstances in which the said Certificate was not presented to the Lessor prior to the date specified above. In addition, the Lessee undertakes to present to the Lessor original copies of the insurance policies of the Leased Premises in 30 days as of the date of receiving the demand of the Lessor.

17.1.4.	For the avoidance of doubt it is clarified that failure to present the certificates of insurance and the insurance policies on time as stated above shall not derogate from the undertakings of the Lessee in accordance with this Agreement including, and without derogating from the generality of the aforesaid, making any payment that applies to the Lessee, and the Lessee undertakes to uphold all its undertakings in accordance with this Agreement even if it is denied from receiving possession in the Leased Premises and/or bringing assets to the Leased Premises and/or opening its business in the Leased Premises due to failure to present the certificates of insurance and the insurance policies on time. In this regard it is clarified that the arrangement of the said insurances by the Lessee shall not derogate or diminish from the undertakings of the Lessee in accordance with this Agreement in any manner.

17.1.5.	No later than 14 days prior to expiration of the Lessee’s insurances the Lessee undertakes to deposit with the Lessor and/or the Management Company a certificate of insurance as stated in section 17.1.3 above in respect of the extension of the effect of the Lessee’s insurances for one additional year and in 30 days as of the date of receiving the demand of the Lessor the Lessee shall deposit the original copies of the Lessee’s insurances as long as the Lessee possesses the Leased Premises.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.1.6.	The Lessor and/or the Management Company shall be entitled to inspect the certificates of insurance and/or the insurance policies that the Lessee presents as stated above and the Lessee undertakes to implement any change or amendment that is required so as to cause them to be compatible with its undertakings. The Lessee declares and warrants that the rights of the Lessor and/or the Management Company to inspect and demand changes do not impose on the Lessor and/or the Management Company or anyone acting on their behalf any obligation and any liability in respect of the certificates of insurance and the policies as aforesaid including their quality, scope and effect or in respect of absence thereof, and it shall not derogate from any obligation imposed on the Lessee in accordance with this Agreement, whether or not the Lessor and/or the Management Company demanded it and whether or not they inspected it.

17.2.	The Lessee declares that it shall raise no allegations and/or demands and/or claims against the Lessor and/or the Management Company and/or other lessees and/or possessors of the Building, subject to mutual waiver of the right of subrogation in their lease agreements in respect of any damage for which it is entitled to indemnification in respect whereof, and for which they were entitled to indemnification if it had not been for the deductible amount specified in the policy and in accordance with the insurances that the Lessee undertook to arrange in accordance with sections 17.1.1A and 17.1.1B and it hereby exempts the Lessor and/or the Management Company and/or the other lessees and/or the other possessors in the Building from any liability for damage as aforesaid.

The said in this section shall add and shall not derogate from any other provision set forth in this Agreement and/or in the agreement with the Management Company regarding exemption from liability towards the Lessor and/or the Management Company and the liability imposed on the Lessee.

17.3.	The Lessee undertakes to uphold all the terms set forth in the policies specified in this section above and to make full and timely payments of all insurance premiums and assure that the insurances policies of the Leased Premises are extended from time to time, as required, and shall be in effect during the entire Term of Lease.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.4.	In case the Lessee failed to fulfill its undertakings in accordance with this entire section 17 the Lessor and/or the Management Company shall be entitled, however not obligated, to arrange the insurances or any part thereof instead of the Lessee and at its expense and/or to pay instead of the Lessee any payment without derogating from the right of the Lessor and/or the Management Company to seek any other relief.

17.5.	The arrangement of the insurances as stated above by the Lessee shall not diminish or derogate in any manner from the undertakings of the Lessee in accordance with this Agreement or release the Lessee from its obligation to compensate the Lessor and/or the Management Company and/or any other person in respect of any damage that is caused directly or indirectly in connection with the property for which it is responsible and/or as a result of the activities or the use of the Lessee in the Leased Premises and/or as a result of failure to uphold the provisions set forth in this Agreement by the Lessee.

Payment of any insurance benefits shall solely reduce the amount of indemnification and/or compensation that the Lessor and/or the Management Company are entitled to in respect of damage or loss.

17.6.	The Lessee undertakes not to use or allow anyone acting on its behalf to commit any act or omission that might increase the insurance expenses applicable to the Lessor and/or the Management Company and/or the other lessees in respect of the insurance of the Building or leased premises thereof.

17.7.	The Lessee undertakes that in case the Lessor and/or the Management Company are obligated to pay additional insurance premiums beyond customary due to the activities of the Lessee the Lessee shall pay to the Lessor and/or the Management Company, as the case may be, the said additional payment, immediately upon receiving first demand.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.8.

17.8.1.	Without derogating from the liability of the parties in accordance with this Agreement, as part of the Services the Lessor, by the Management Company, undertakes to purchase the following insurance policies and to keep these insurance policies in effect in the scope of coverage as defined by their side:

A.	Property insurance – against the customary risks in “extended fire” insurance, including the following risks: fire, smoke, lighting, storm, explosion, earthquake, flood, water and splitting damages, strikes, riots, willful damage, aircrafts, sonic boom damage, collision and break-in. This policy shall provide insurance coverage for the full value and in full reinstatement value of the structure of the Building including attachments thereof and additions and improvements in the Building that were implemented by the Lessor and/or for the Lessor. The policy shall include a clause regarding waiver of the right of subrogation against the lessees and possessors of areas in the Building including their managers and employees, and provided that the waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

B.	Third party liability insurance – providing insurance coverage for the liability of the Lessor and/or the Management Company towards any third party, including towards the Lessee, its employees and anyone acting on their behalf or in their name. The insurance shall be extended to indemnify the Lessee regarding its liability in respect of its activities in the area of the public areas beyond the liability limit in accordance with the insurance policies that the Lessee undertook to arrange as part of this Agreement.

C.	Employers’ liability insurance – providing insurance coverage for the liability of the Lessor and/or the Management Company towards anyone employed by them. This insurance shall be extended to indemnify the Lessee in case the Lessee is considered to be the employer of any of the employees of the Lessor and/or the Management Company.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

D.	Insurance against loss of rent in full value for damage caused to the Leased Premises and/or the Building as a result of the risks covered in the property insurance specified in section 17.8.1A above or for any other reason. This insurance shall include waiver of the right of subrogation against the Lessee, except for willful damage caused by the Lessee and anyone acting on its behalf.

E.	All risk contractor insurance for the insurance of works, repairs, renovation and maintenance by the employees of the Lessor and/or the Management Company and/or contractors and/or their employees.

17.8.2.	The Lessor and/or the Management Company, as the case may be, shall charge from the Lessee, as an addition to the management expenses, a relative part of the said insurance premiums. In such circumstances as aforesaid, and to the extent that the Lessee pays fully, timely and regularly its share in premium as aforesaid, the Lessee shall be exempt from payment of the Rent and management fees during the paid in which the use of the Leased Premises was denied from the Lessee and in respect of which the Lessor received damages from the insurance company as aforesaid, up to the amount of the damages that the Lessor and/or the Management Company received from the insurance company in respect of loss of Rent and/or management fees.

17.8.3.	The insurance policies of the Lessor shall be available for the review of the Lessee in the offices of the Lessor or the Management Company. The Lessee undertakes to uphold all the provisions set forth in the policies and to cooperate with the Lessor and/or the Management Company in circumstances of a claim that is filed with the insurance company.

17.8.4.	For the avoidance of doubt, arranging the insurances as stated above by the Lessor and/or the Management Company shall not diminish or derogate in any manner from the undertakings of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.8.5.	For the avoidance of doubt it is clarified that the Lessor and/or the Management Company shall be entitled, at their sole discretion, to increase the scope of the coverage provided in the said insurances and/or add a coverage that is not specified above and/or avoid arranging the insurances specified above and/or diminish their scope.

17.8.6.	In case of structural damage to the Building the insurance benefits that are paid, if paid in accordance with the policy, shall be first used to repair and/or restore the damage, except for circumstances of total loss.

17.9.	The parties undertake to take any action that is required for the purpose of exercising the rights in accordance with the insurance policies including joining to claims and/or demands that any party submits to the insurer or against it.

17.10.	Breach of the provisions set forth of this section 17 including any of its provisions or subsections thereof by the Lessee constitutes a fundamental breach of the Agreement.

18.	Access of the Lessor to the Leased Premises

18.1.	The Lessor and its representatives and anyone acting on its behalf shall be entitled to build additional floors and/or carry out other construction works in the Building or surroundings thereof or in the Park and/or to pass through the Leased Premises and/or on the Leased Premises any pipelines, ducts and other conduits for water, sewage, canalization, gas, electricity, telephone, telecommunication, computer network or any other purpose and to implement any other work or installation in the Leased Premises for the purpose of using the property adjacent to the Leased Premises and for any other purpose and provided that the said works as aforesaid are carried out in such manner that will reduce the inconvenience and disturbance caused in connection therewith to the extent possible and on the condition that the Lessor performs or causes that those that act on its behalf or that act in its name will implement all the repairs that are required in the parts of the Leased Premises that were damaged as a result of the implementation of the works as aforesaid so as to restore the Leased Premises to their previous condition, to the extent possible.

The Lessee undertakes not to object in any manner to the actions of the Lessor as aforesaid.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

18.2.	The Lessor or its representatives shall be entitled, after coordination with the Lessee:

18.2.1.	To enter the Leased Premises at any reasonable time so as to inspect the performance of this Agreement.

18.2.2.	To enter the Leased Premises at any reasonable time and to implement repairs required for the Building or any part thereof in the area of the Leased Premises.

18.2.3.	In the last six months of lease, to enter the Leased Premises during customary hours of work with potential lessees, potential buyers or anyone acting on their behalf.

18.2.4.	To instruct to the Lessee to allow the performance of all the repairs and/or works that are required to be implemented in the area of the Leased Premises whether in connection with the Leased Premises and whether in connection with other parts of the Building.

18.3.	The Lessee undertakes not to deny from the Lessor access to the Leased Premises in accordance with the provisions set forth in sections 18.1 and 18.2 above and allow the Lessor and anyone acting on its behalf to implement the works in accordance with the provisions set forth in the said sections.

19.	Prohibition on transfer of rights

19.1.	The Lessee undertakes not to transfer the lease in the Leased Premises or any part thereof to another and not to deliver, transfer or lease the Leased Premises or a part thereof to another, and not to allow another to use the Leased Premises or any part thereof, not to include another in the possession of the Leased Premises and/or use and/or benefit from the Leased Premises or any part thereof and/or in the business that is conducted in the Leased Premises and not to grant to another any easement or any right in the Leased Premises or any part thereof – whether or not for payment and not to transfer, assign, endorse, charge, mortgage or perform any other action in its rights in accordance with this Agreement.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

19.2.	In case the Lessee is a corporation, no action that constitutes transfer of control in the Lessee and/or the addition of new shareholders holding more than 25% of the shares of the Lessee and/or the transfer of more than 25% of the shares of the Lessee (in the event of a company) and/or the replacement of a partner and/or the retirement of a partner and/or the addition of a partner (in the event of a partnership) shall be performed – without obtaining the prior and written approval of the Lessor.

19.3.	The provisions set forth in this section constitute a material condition in this Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement.

20.	Vacating the Leased Premises

20.1.	The Lessee undertakes that no later than the expiration of the Term of Lease and/or in case this Agreement was terminated by the Lessor due to its breach by the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, it shall vacate the Leased Premises and shall deliver the Leased Premises when the Leased Premises are free from any person and article when the Leased Premises are in good condition, in working order and organized in the manner delivered to the Lessee and subject to the provisions set forth in section 12 above and subject to reasonable wear caused by careful and prudent use of the Leased Premises by the Lessee in accordance with the provisions set forth in this Agreement. For the avoidance of doubt it is hereby agreed that the Leased Premises shall be returned to the Lessor when they are painted or whitewashed by the Lessee and at its expense in a color or tint, with materials and in the quality that the Lessor delivered the Leased Premises to the Lessee.

20.2.	In case the Lessee failed to uphold its undertakings in accordance with the provisions set forth in section 20.1 above, then without derogating from the right of the Lessor to exercise its rights in any manner it deems fit and without derogating from any other right the Lessor may seek in accordance with the provisions set forth in any law and/or agreement under the circumstances of the case, the Lessee shall be obligated to pay to the Lessor, and as long as it did not fulfill its undertakings as stated above, adequate usage fees in a rate equal to three times of the relative Rent due in respect of the Leased Premises for the period of delay, in addition to linkage differentials, VAT and on a daily basis.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

20.3.	The adequate usage fees shall be linked to the index and the provisions set forth in section 7.1 above shall apply, mutatis mutandis.

20.4.	In addition, the Lessee shall be obligated to pay the taxes and the payments specified in section 8 above and the maintenance fees for the Building in addition to VAT in respect of the period of delay in vacating the Leased Premises. It is hereby agreed that in respect of payment of the maintenance fees as aforesaid a delay in vacating the Leased Premises for part of a month shall be deemed as a delay of one whole month.

20.5.	The payment date of the usage fees in respect of each day of delay shall be in the beginning of each day of delay as stated above.

20.6.	All liquidated damages specified in this section 20 were set after careful and prudent evaluation with relation to the reasonable damages that are foreseeable at the time of signing this Agreement that are caused to the Lessor due to failure by the Lessee to vacate the Leased Premises on time. The Lessee shall not argue that the said amount was set as a fine and the Lessee shall be precluded from raising such an argument as aforesaid and the Lessor shall be exempt from proving the existence of actual damage and/or rate thereof.

20.7.	It is hereby agreed and declared expressly by the parties that the said in section 20.2 above shall not release the Lessee from its undertakings in accordance with section 20.1 above and/or grant to the Lessee any right of any kind including, however without derogating from the generality of the aforesaid, any right of lease that is protected by law and/or shall not constitute agreement on behalf of the Lessor to extend the Term of Lease in the Leased Premises by the Lessee and/or constitute any waiver on behalf of the Lessor to the Lessee and/or derogate or diminish from its rights and/or derogate from the right of the Lessor to seek any other relief and remedy in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, including the expulsion of the Lessee from the Leased Premises and additional damages for any damage caused to the Lessor due to failure of the Lessee to vacate the Leased Premises on time.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

20.8.	In case at the time of vacating the Leased Premises and returning the Leased Premises to the Lessor the Leased Premises are not in the condition as stated in section 20.1 above, the Lessee shall be obligated to return to the Lessor, immediately upon receiving its first demand, all the expenses that the Lessor spends in order to restore the Leased Premises to the condition in which the Lessee was required to return the Leased Premises. In addition, the Lessee shall be obligated to compensate the Lessor for any damage, loss and loss of profit arising out of the condition of the Leased Premises and/or the need to restore the Leased Premises to a good condition and all works associated therewith.

20.9.	Vacating the Leased Premises and returning the Leased Premises shall be made in the presence of the Lessor and the Lessee that shall draft a protocol of evacuation that reflects the condition of the Leased Premises. In any event in which the evacuation is performed not in the presence of the Lessee since the Lessee or anyone acting on its behalf failed to appear on the date that was set to draft the protocol the protocol shall be drafted by the Lessor itself and its content shall bind the Lessee.

20.10.	In addition any right that the Lessor may seek in accordance with the provisions set forth in any agreement and law, in case the Lessee fails to vacate the Leased Premises on time the Lessor, or anyone appointed by the Lessor, shall be entitled and authorized, and the Lessee hereby grants its approval and authorization in respect whereof, to enter the Leased Premises and break the locks and replace the locks of the Leased Premises with other locks and while exercising reasonable force and receive exclusive possession therein and remove the chattel of the Lessee therefrom and store it at the expense and under the responsibility of the Lessee in any location it deems fit and the Lessee shall be obligated to return to the Lessor all the expenses the Lessor incurs in connection therewith. The Lessor shall not be held liable for any damage of any kind caused to the Lessee and/or property thereof, if any, at the time of performing the said actions by the Lessor.

20.11.	In addition to the said in this section – the Lessor shall be entitled to make any transaction – in any manner it deems fit – in any item of chattel that was not vacated by the Lessee and that is found in the Leased Premises after the date in which the Lessee was required to vacate the Leased Premises. The Lessee hereby empowers the Lessor to sell, charge, transfer, or lease any item of chattel as aforesaid to whoever the Lessor deems fit.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

20.12.	The provisions set forth in this section constitute a material condition in this Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement.

21.	Securities

21.1.	As a security for the fulfillment of the undertakings of the Lessee in accordance with this Agreement the Lessee shall deliver to the Lessor, in 4 (four) days as of the date of signing this Agreement and in any event prior to the date of receiving possession in the Leased Premises and as a condition for receipt thereof, an autonomous bank guarantee in the form customary with the Lessor and in an amount equal to the Rent and the Maintenance Fees for 6 months of lease in addition to VAT. The guarantee amount shall be linked to the index and the provisions set forth in section 7.1 above shall apply to the linkage of the guarantee amount, mutatis mutandis.

21.2.	In case the Rent and/or the Maintenance Fees and/or the VAT rates were changed the Lessee shall present to the Lessor, in 14 days as of the date of receiving a demand from the Lessor, a substitute or additional bank guarantee that will assure the payments of the Rent for a period of 6 months in accordance with the new rates of payment.

21.3.	The Lessee undertakes to extend the guarantees from time to time no later than 21 days as of the expiration date of the guarantees. In case the Lessee failed to act in the said manner the Lessor shall be entitled to exercise the guarantees without releasing the Lessee from its obligation to present to the Lessor a new guarantee or guarantees and without releasing the Lessee from any of its undertakings in accordance with this Agreement. In case the amount that was exercised in accordance with the guarantee as aforesaid exceeded the amount that was due to the Lessor from the Lessee at the time, the balance shall be deposited with the Lessor in a deposit in accordance with the terms set forth by the Lessor at the time. The Lessee shall not be entitled to any other compensation and/or payment in respect of direct or indirect loss or any other payment in respect of the exercise of the guarantee or the guarantees by the Lessor in accordance with this section.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

21.4.	In any event payments are due to the Lessor from the Lessee, if any, in accordance with the provisions set forth in this Agreement and/or in respect of breach thereof, the Lessor shall be entitled to forfeit the bank guarantee that was deposited with it and to recover from the said guarantee a total amount that is equal to the amounts that are due to the Lessor from the Lessee.

21.5.	The parties agree and declare that the delivery of the bank guarantee by the Lessee to the Lessor and/or its exercise by the Lessor shall not derogate from the right of the Lessor to charge from the Lessee, in any possible manner, the losses caused to the Lessor due to breach of any of the undertakings of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, or release the Lessee from any of its undertakings in accordance with this Agreement and/or grant to the Lessee any right that is protected by law and/or restrict the Lessor in exercising its rights as aforesaid and/or restrict the amount of the compensation and/or the damages that the Lessor shall be entitled to receive from the Lessee due to breach of any of the undertakings of the Lessee in accordance with this Agreement.

21.6.	The Lessor shall be entitled to use the bank guarantee and/or the guarantees in accordance with this Agreement at its sole discretion and the use of the guarantees or any thereof shall not derogate from any of the rights of the Lessor in accordance with the provisions set forth in any agreement and/or law.

21.7.	In case no payment is due to the Lessor from the Lessee in accordance with this Agreement, the Lessor shall be obligated, in 90 days as of the date of returning the Leased Premises to the Lessor by the Lessee, to return to the Lessee the bank guarantee subject to presentation of all the receipts and the confirmations regarding the making of each payment applicable to the Lessee and to the satisfaction of the Lessor.

21.8.	The provisions set forth in this section constitute a material condition in this Agreement and their breach shall constitute a fundamental breach of this Agreement.

22.	Indemnification of the Lessor

In any event the Lessee fails to uphold any of its undertakings in accordance with this Agreement the Lessor shall be entitled, however not obligated, in addition and without derogating from its rights and authorities in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, to pay, perform and take any action that was imposed on the Lessee, and the Lessee shall be obligated to return and pay to the Lessor, immediately upon receiving its demand, any payment and expense that the Lessor makes in connection therewith.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

23.	Interest

Without derogating from any of the rights of the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law then in any event in which the Lessee defaults in making any payment it is required to pay to the Lessor in accordance with this Agreement the Lessee shall be obligated to pay to the Lessor interest for the amount in default in addition to statutory VAT. The interest rate shall be the maximum rate permitted by law at the time, and in case there is no restriction on the interest rate by law – the maximum rate that Bank Leumi le-Israel Ltd charges at the time for unauthorized overdraft in current loan accounts and the approval of the branch manager of that bank shall be decisive for the purpose of this matter.

24.	Breach

24.1.	A party that fails to uphold or does not fulfill any of its undertakings in accordance with this Agreement shall be obligated to compensate the fulfilling party for all losses and damages caused to the fulfilling party in connection therewith and without derogating from the right of the fulfilling party to seek any other and/or additional relief and remedy in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law including performance in kind or an eviction order.

24.2.	Without derogating from the right of the Lessor to seek damages for a higher amount, or to seek any other relief, in circumstances of a fundamental breach of this Agreement by the Lessee the Lessor shall be entitled to pre-estimated liquidated damages in an amount that is equal to six months of Rent and Maintenance Fees in addition to VAT according to their rate on the date of the breach or on the date of making actual payment, upon the higher, whether the Lessor opted to terminate the Agreement or perform it. The parties declare that they consider the said amount as adequate and agreed damages for the damage that the parties envision as probabilistic outcome of a fundamental breach of this Agreement by the Lessee.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

24.3.	In case the Lessee committed a fundamental breach of this Agreement, within its meaning in this Agreement and/or in accordance with the provisions set forth in any law and/or in case the Lessee committed a breach that is not fundamental and fails to cure the said breach even though 15 days passed as of the date the Lessee received notice from the Lessor in connection therewith, the Lessor shall be entitled to notify the Lessee that the lease contemplated in this Agreement is null and void and in such circumstances the Lessee shall be obligated to vacate the Leased Premises in accordance with the provisions of section 20 above in 10 days as of the date of receiving the said notice and without derogating from the rights of the Lessor in accordance with this Agreement, including, however without derogating from the generality of the aforesaid, the right to receive the full amount of the Rent and the other amounts that the Lessor was entitled to if this Agreement was performed, and without derogating from its right to obtain any other relief and remedy, including compensation for any damage caused to the Lessor due to the said breach or nonfulfillment.

The parties agree that the said period of 10 days was set by the parties as a reasonable period in connection with the provisions set forth in the Contracts Law (Remedies for Breach of Contract), 5731-1970.

25.	Transfer of rights by the Lessor

The Lessor shall be entitled to lease and/or sell its rights in the Park and/or in the Building and/or in the Leased Premises to anyone and for any purpose it deems fit and to implement any construction works in the Park and in the Building where the Leased Premises and grounds thereof are situated, even if these constitute a structural change in the Building and without obtaining any approval by the Lessee and without harming the area of the Leased Premises and access thereto.

26.	Miscellaneous

26.1.	No conduct on behalf of the Lessor shall be deemed as waiver of any of its rights in accordance with this Agreement or in accordance with the provisions set forth in any law or as waiver or agreement on its behalf in respect of any breach of nonfulfillment of any of the conditions set forth in this Agreement by the Lessee or as granting an extension or a delay for the performance of any act that the Lessee is obligated to perform or as a modification, cancellation or addition of any condition, unless the said waiver, agreement, delay, modification, cancellation or addition were executed expressly and in writing.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

26.2.	It is agreed expressly that the fulfillment of any of the undertakings of the Lessor in accordance with this Agreement is conditional on the performance of the undertakings of the Lessee in accordance with this Agreement first, as the case may be, and the Lessor is entitled, without derogating from the said anywhere else in this Agreement, to delay the performance of any of its undertakings until the Lessee fulfilled its undertakings.

26.3.	The Lessee declares that it is aware that the Lessor does not undertake that identical businesses or businesses that are in competition with the business that the Lessee conducts in the Leased Premises will not be conducted in other units in the Building or in any other location in the Park.

26.4.	In case the Lessee is a foreign resident the Lessee undertakes to fulfill its undertakings in accordance with this Agreement in accordance with the provisions set forth in the Control of Currency Law 5738-1978 and the regulations, orders and permits promulgated thereunder and any law applicable thereto.

26.5.	The bills of the Lessor shall constitute prima facie proof of any obligation and any settling of accounts specified thereat and any claim of the Lessor against the Lessee whose amounts and particulars are approved by an accountant shall bind the Lessee and the Lessee agrees that it shall serve as sufficient written reference for filing with the competent court as support of a claim filed in summary proceeding.

26.6.	The parties agree that the competent court in the city of Tel Aviv shall have sole and exclusive jurisdiction in anything relating to and arising out of this Agreement including its interpretation, performance, effect and anything associated therewith.

26.7.	The Lessee declares that it is aware that the law office of Danziger, Klagsbald, Rosen & Co. represents solely the Lessor and that the Lessee is afforded the opportunity to appoint an advocate on its behalf to handle anything related to this Agreement.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

27.	The addresses of the parties for the purpose of this Agreement are as follows:

The Lessor:

The Lessee:

Any notice delivered to any of the parties according to the address specified beside its name shall be deemed to have reached its recipient in 72 (seventy two) hours from the time of delivery of the notice in a sealed envelope bearing the proper address from the post office for delivery in registered mail.

In case the Lessee includes a number of members, a notice shall be deemed to have been delivered to all the members of the Lessee if delivered as aforesaid to one of the members of the Lessee in accordance with the address specified above.

IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures on the ____ Day In The Month Of _________ In The Year _______

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]
The Lessor	The Lessee

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

List of appendixes

1.	Appendix A – Addendum of the Agreement.
2.	Appendix B – Blueprint of the Building and the Leased Premises.
3.	Appendix C – Specification of shell.
4.	Appendix D – Supply of electricity in bulk.
5.	Appendix E – Certificate of Insurance of the Leased Premises.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Appendix A of Unprotected Lease Agreement

Dated [handwritten: 16.6.06]

Between:	Africa Israel Properties Ltd Ayalot Investments (Ramat Vered) 1994 Ltd Sharda Ltd (Hereinafter: “the Lessor”) Of the first part;

And between:	SciGen (IL) Ltd Company No. 513679555 42 HaYarkon St., Yavne 81227 (Hereinafter: “the Lessee”) Of the second part;

The provisions set forth in this Appendix shall add and/or amend the Lease Agreement solely with respect to the sections specified hereunder that were added and/or modified expressly in this Appendix. The sections that were amended and/or added in this Appendix shall supersede the said in the Lease Agreement. The other terms set forth in the Lease Agreement shall fully apply and shall remain intact.

1.	The words “jointly and severally” shall be added to the details of the Lessor.

2.	The Leased Premises

2.1.	Section 2.1 – “the Leased Premises” – an area of approximately 1,718sqm gross in a building known as Stage C of the Park and that is situated in floor B in the west wing and that is highlighted in red in the blueprint enclosed as Appendix B of the Lease Agreement (it is clarified that the ratio of the gross – net areas is 13.6%).

2.2.	As part of the common property throughout the Building the Lessor shall allocate to the Lessee 30 unmarked parking spaces solely for the use of the Lessee. The said allocation will not change even if the Lessee leases the additional area within its meaning hereunder. Of the said parking spaces as aforesaid, the parking spaces in the floor of the Leased Premises and only the ones that are attached to the Leased Premises, shall be allocated for the sole use of the Lessee and provided that they do not prevent the access to the storage rooms. The parking spaces in the floor of the Leased Premises and that are attached to the Leased Premises as stated above are marked in the blueprint hereby enclosed with the Lease Agreement as Appendix B. To the extent that there is a shortage (load) of parking spaces in the Park – the Lessor undertakes to mark the unmarked parking spaces solely in favor of the Lessee as aforesaid.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

2.3.	The Lessee shall be granted exclusive right of use of the existing floor protected space in the lobby of the floor of the Leased Premises subject to the provisions set forth in any law and the imposition of payment solely on the Lessee for any fee, tax, levy and any other mandatory payment that applies in connection with the exclusive use as aforesaid.

2.4.	The Lessor shall allocate to the Lessee, at no extra cost, an area on the roof of the Leased Premises for the purpose of placing the chiller and other air conditioning equipment. The Lessee shall fence the said area.

3.	Delivery Date

3.1.	Section 2.1 – “Delivery Date” – July 1, 2006, subject to presenting all the approvals that the Lessee is required to present at the time of signing and payment of the Rent and Maintenance Fees as stated in this Appendix hereunder.

3.2.	A delay in the delivery of possession that is not greater than 30 days shall not constitute breach of the undertakings of the Lessor however shall delay respectively the undertakings of the Lessee and all the dates specified in the Lease Agreement, except for circumstances in which the delay in the Delivery Date derived due to failure in fulfillment of the undertakings of the Lessee as stated above.

3.3.	In case the Lessee refrained from fulfilling its undertakings and presenting the approvals and the securities that are required and the payment of the Rent and the Maintenance Fees as stated in this Appendix hereunder, and the delivery of possession in the Leased Premises was delayed as a result thereof, there shall be no delay in the fulfillment of the undertakings of the Lessee, including with relation to the charge of payment of the Rent and Maintenance Fees.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

3.4.	In the period as of the Delivery Date and until the Lease Commencement Date the Lessee shall be deemed as an authorized person for the purpose of implementing the adjustment works specified hereunder and shall be exempt from payment of Rent in respect of the Leased Premises however shall owe all other payments applicable in respect of the Leased Premises including Maintenance Fees, municipal taxes, electricity, water etc.

3.5.	It is clarified that at the time the Lessee enters the Leased Premises for the purpose of implementing the construction works the Lessee shall present to the Lessor solely the dwelling under construction insurance policy. The other insurances specified in the Lease Agreement shall be presented to the Lessor upon completion of the construction works with and as a precondition for the start of activities of the Lessee in the Leased Premises.

4.	Delivery of possession

4.1.	Section 3.1 – the words “minor delay…of this Agreement” will be deleted.

4.2.	An additional section will be added (immediately after section 3.1: “For the avoidance of doubt, the Lessor hereby declares that Form 4 (Certificate of Occupancy) was issued for the Leased Premises by the municipality.”

4.3.	Section 3.5 – the following shall be added in its final part: “and subject to allegations regarding latent defects and/or failures, to the extent detected, and that the Lessee could not have detected on the Delivery Date by conducting a professional inspection and in accordance with the provisions set forth in any law.”

5.	The lease and Term of Lease

5.1.	Section 4.1 – “Term of Lease” – 60 (sixty) consecutive months as of November 1, 2006 (expiration of a period of four months as of the Delivery Date) and until October 31, 2011.

5.2.	Subject to fulfillment of all the cumulative conditions specified hereunder, the Lessee is granted an option (hereinafter: “the Option”) to extend the Term of Lease by an additional term of lease of 60 months, as of expiration of the original Term of Lease:

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

5.2.1.	The Lessee shall deliver written notice in person to the Lessor, stating its intention to exercise the Option at least six months prior to the expiration of the original Term of Lease;

5.2.2.	The Rent after exercising the Option shall be increased by 5% above the Rent during the original period.

5.2.3.	The Lessee shall extend the guarantees and the insurances with relation to the Option period in such manner that at the time of exercising the Option and as a condition for its exercise the Lessee shall present the insurances and the guarantees that were extended as aforesaid.

5.2.4.	The Lessee fulfilled all its undertakings fully and timely in accordance with the Lease Agreement and the Management Agreement during the entire original Term of Lease and made all payments applicable to it fully and timely.

6.	Knowledge of the Leased Premises

6.1.	Section 5 – in the third line, after the words “in this Agreement” the following will be added: “and subject to the declarations of the Lessor.” The following will be added in the last part of the section: “except for allegations regarding a latent defect and/or failure, to the extent detected, and that the Lessee could not have detected on the Delivery Date by conducting a professional inspection.”

7.	The purpose of lease

7.1.	Section 6.1 – the Lessee shall use the Leased Premises solely for the purpose of the pharmaceutical, cosmetics industry and ancillary services to this industry (an animal room, for example).

7.2.	Section 6.2 – the following shall be added in the last part of this section: “however solely upon obtaining the prior and written approval of the Lessor that shall not be unreasonably withheld. It is clarified that the mixture of lessees in the Park, the nature of the purpose of lease, the concern about a lease that might cause noise and odor nuisances and other similar nuisances constitutes reasonable grounds for the purpose of this section.”

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

7.3.	It is agreed that the Lessor shall not lease the areas that have an adjoining wall with the Leased Premises for the following purposes: welder shop, carpenter shop, stone cutting, metal coating and a restaurant. The Lessor shall not lease the areas that have an adjoining wall with the Leased Premises (hereinafter: “Adjoining Lessees”) for purposes that will prevent the issuance of the required FDA license that the Lessee requires for the purpose of operating its business. The Lessor shall notify the Lessee what the purpose of lease of the Adjoining Lessees is prior to signing the Lease Agreement with the Adjoining Lessees. In case the Lessee notified the Lessor in 10 days as of the date of receiving the notice of the Lessor that the said lease will cause the revocation of the license issued by the FDA the Lessor shall not lease the areas that have an adjoining wall with the Leased Premises if it is convinced that indeed the license might be revoked as aforesaid. In this regard the Lessee confirms that it is aware that the Leased Premises adjoin an area that was leased to the lessee Yfat Technologies and that it has no allegations in connection therewith.

8.	Rent

8.1.	Section 7.1 – the Rent per month for the Leased Premises during the Term of Lease (hereinafter: “Rent during the Term of Lease”) shall be in the amount of $9,449 per month (calculated according to $5.5 (five U.S. dollars and fifty cents).

8.2.	The Rent during the Term of Lease shall be calculated according to the representative rate of the dollar known at the time of making payment however at a rate that shall not fall below NIS 4.5=US$1 and no less than the representative rate of the dollar known on the date designated for making each payment.

8.3.	Statutory VAT shall be added to the Rent during the Term of Lease and during the additional Term of Lease and to any payment made in accordance with the Agreement.

8.4.	Notwithstanding the said, the Lessee shall be exempt from payment of the Rent in respect of the Leased Premises in respect of the first four months of the Term of Lease in the Leased Premises. For the avoidance of doubt it is clarified that the said exemption and discount relate solely to the Rent in respect of the Leased Premises and during the period specified above solely and the Lessee shall not be exempt and/or entitled to any discount in other payments that apply to the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

8.5.	At the time of signing this Agreement the Rent and the Maintenance Fees in respect of the Leased Premises shall be paid in addition to VAT for the first three months of lease.

8.6.	Without derogating from the foregoing, the Rent and the Maintenance Fees in addition to statutory VAT shall be paid every three months in advance as of commencement of each Term of Lease on the 1st of the month for the three subsequent months of lease.

8.7.	Section 7.1 – provisions regarding linkage to the indexes as stated in this section shall apply to the Maintenance Fees only (the Rent, as aforesaid, is linked to the U.S. dollar as stated in this Appendix above).

8.8.	Section 7.1.2 – in the definition of “linkage to the index” the definition shall change as follows: the word: “Rent” will be deleted in the first line of the definition. In addition, the last sentence in the definition will be deleted.

8.9.	Section 7.2 – in the first line, after the words “and any amount” the word “current” will be added, and after the words “from the Lessee” in the second line, the following will be added: “in accordance with the provisions set forth in this Agreement, however except for any payments of liquidated damages or any other damages.”

8.10.	Section 7.3 – the words “14 business days” shall come instead of “7 days.”

8.11.	Section 7.5 – the following will be added after the word “amounts” in the second line: “current, including linkage differentials and/or interest.”

9.	Taxes, fees and other payments

9.1.	The following will be added in the final part of section 8.1.4: “The Lessor shall return to the Lessee half of the amounts that the Lessee actually paid in accordance with the provisions set forth in this section in 14 days as of the date of presenting a receipt evidencing payment as aforesaid.”

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

9.2.	Section 8.3 – in the second line, the words “in writing” will be inserted after the words “the demand of the Lessor.” The words “7 business days” will come instead of the word: “two.”

10.	Repairs, maintenance, management and services

10.1.	Section 10.2 – the following will be added in its final part: “The Lessor undertakes to allow to the Lessee to review the profit and loss statements of the Management Company of the Park at any time.”

10.2.	Section 10.3.1 – the following will be added to the final part of the section: “To the extent that the occupancy of the areas that are actually leased does not reach 75% of all the areas that are designated for lease in the Building where the Leased Premises are located (Stage C of the Park) the said ratio shall change and shall be the ratio between the gross area of the Leased Premises and 75% of all the gross areas that are designated for lease in the Building in Stage C of the Park.”

10.3.	Section 10.9 – the following will be added in the final part of the section: “The arrangements and the procedures set forth in this section shall be as customary in the management and maintenance of buildings such as the buildings that are located in the Park and in any event shall be subject to the provisions set forth in this Agreement and in accordance with the provisions set forth in any law.”

10.4.	Section 10.10 – in the third line, after the words “on the condition” the following will be added: “that any work or maintenance as aforesaid shall be implemented in full and advance coordination with the Lessee and while taking into account the purpose of lease by the Lessee that may limit certain works.” The remaining part of the section will be deleted.

10.5.	Section 10.15 – in the fourth line, the following will be added after the words “to pay”: “shall be identical to the Maintenance Fees and/or the inspection fees that the Lessee undertook to pay in accordance with this Lease Agreement and subject to receiving the services as prescribed in section 10.9 above.”

10.6.	The following will be added in the final part of section 10.16: “except for the repair of defects in the shell of the Building and in the access roads thereto, and the Lessor and/or the Management Company shall be responsible for their repair within a reasonable time from the time of delivery of a notice in connection with the Lessor and while taking into account the type of the defect and its significance with relation to the activities of the Lessee in the Leased Premises.”

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.7.	The following words will be deleted in the second line section 10.17: “In any public area and/or in any open private area.” The following will be added after the words “from them”: “except for the service or the use of a certain lessee.”

11.	Finish works and changes in the Leased Premises

11.1.	Section 12.1 – the last sentence will be replaced with the following sentence: “The Lessor may not withhold its approval as aforesaid however solely for reasonable reasons. The Lessor is aware that for the purpose of realizing the purpose or lease the Lessee intends to implement changes, repairs, enhancements or additions and/or construction works from time to time during the Term of Lease.”

11.2.	Section 12.2 – the words “without the approval of the Lessor” will be deleted and the following will be inserted in their place: “contrary to the provisions set forth in subsection 12.1 above.”

11.3.	Section 12.3 – the following will be inserted instead of the words “without obtaining the approval of the Lessor”: “contrary to the provisions set forth in section 12.1 above.”

11.4.	Section 12.3.1 – the words “in writing” will be added in the last part of the fourth line.

11.5.	Section 12.4 – subsection 12.4.3 will be added as follows: “Notwithstanding the aforesaid, at the time of vacating the Leased Premises by the Lessee the Lessee shall dismantle and shall remove from the Leased Premises the clean rooms and the process equipment and the chiller and the Lessor shall have no right therein.”

11.6.	Section 12.5 – the following will be added after the words “prior and written”: “The Lessor may not unreasonably withhold its approval.” The following will be added in the final part: “It is clarified that to the extent that the Lessee wishes to add a footbridge (“prestressed ceiling”) for the sole purpose of accessing the production systems and in order to handle these systems, the Lessee shall be entitled to act in the said manner and the Lessor shall not consider the addition of the footbridge as a gallery for the purpose of this Agreement and subject to the provisions set forth in any law. For the avoidance of doubt it is clarified that to the extent that the construction of the prestressed ceiling as aforesaid is considered as a gallery by law, the Lessee shall be required to obtain all approvals a permits and make all payments to the authorities in connection therewith however shall not incur Rent and management fees in respect of such a prestressed ceiling as aforesaid.”

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

11.7.	Section 12.7 – in the second line, after the words “prior and written” the following will be added: “The Lessor will not unreasonably withhold its approval.”

11.8.	Section 12.8 – instead of the words: “And all at its sole discretion” in the third line, will be replaced by the words: “And all subject to giving a reasonable reason for the refusal and/or the stipulation as stated above.”

11.9.	Section 12.9 – the following will be added in the final part: “It is clarified that this provision shall not apply with relation to the prestressed ceiling within its meaning above.”

12.	Electricity

12.1.	Section 13 – section 13.4 will be added: “Notwithstanding the aforesaid and/or the said in the Electricity Appendix, the responsibility of the Lessor in anything related the supply of electricity, including in anything related to its quality (voltage, frequency), disruptions in its supply, damages caused to the Lessee as a result of the said above, shall be identical to the responsibility that applies to IEC from time to time as if the IEC itself supplied electricity to the Lessee.”

13.	Maintenance of the Leased Premises

13.1.	Section 15.2 – in the second line the following will be added after the word “facilities”: “Not as a result of reasonable wear. It is clarified that the foregoing shall not give rise to liability of the Lessor and/or the Management Company for damages and/or defects that are caused as a result of reasonable wear.”

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

14.	Third party liability

Section 16.1 – in the fourth line, after the words “in the area of the Leased Premises” the entire final part will be deleted. The following will come in its place: deriving from an act or omission of the Lessee and/or its employees and/or its authorized persons.”

14.1.	Section 16.2 – at the end, after the words “its first demand” the words “in writing” will be added. The following will be added in the final part: “subject to the right of the Lessee to defend against any demand and/or claim as aforesaid and subject to payment of any amount solely after delivery of a judgment whose performance was not stayed.”

15.	Section 17 – Insurances

Section 17 of the Agreement will be deleted and the following will come in its place:

17.	Insurances

17.1.

17.1.1.	Without derogating from the liability and undertakings of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, the Lessee undertakes to purchase and arrange with a legally licensed and reputable insurance company and at its expense and to keep in effect for the entire Term of Lease the insurances specified hereunder in the scope of insurance coverage specified beside them (hereinafter: “Insurances of the Leased Premises”):

A.	Property insurance – this policy shall provide full insurance coverage in full value and in full reinstatement value of the content of the Leased Premises, the equipment in the Leased Premises and any other equipment that is brought to the Leased Premises and/or the Building or by or for the Lessee and any repair, change, improvement, renovation and addition to the Leased Premises that were implemented and/or that will be implemented by the Lessee and/or for the Lessee and furniture, equipment, facilities and stocks of any kind against the customary risks in “extended fire” insurance including the following risks: loss or damage as a result of fire, smoke, lighting, explosion, earthquake, riots, strikes, willful damage, flood, damage caused by a storm, damage caused by vehicles and aircrafts, damage caused by water and other fluids and splitting of pipes, sonic damages, damage caused by a collision and break-in.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

B.	Consequential loss insurance for the Lessee providing insurance coverage for loss of income and loss of gross earnings as a result of damage caused to the insured property in accordance with section 17.1.1A above and/or the Leased Premises and/or the Building due to the risks specified in subsection A above for an indemnification period that shall not be greater than 12 months.

The insurances specified in subsections A and B above shall include an express provision according to which the Insurer waives any right of subrogation towards the Lessor and/or towards the Management Company and/or anyone acting on their behalf and towards the other lessees and/or the other possessors of the Building and/or employees and managers thereof whose parallel insurance policies include a clause of waiver of the right of subrogation towards the Lessee and provided that the waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

The Lessee undertakes to amend the sum insured in respect of the insurances specified in subsections A and B above so that it always reflects the full value of the property insured in these insurances.

It is agreed that the Lessee may not arrange consequential loss insurance as stated in section 17.1.1.B above, in whole or in part, however the exemption specified in section 17.2 hereunder shall apply as if the said insurance was fully arranged.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

C.	Third party liability insurance – providing insurance coverage for the liability of the Lessee towards any third party, including its guests, invitees, customers, the Lessor and the Management Company and anyone acting on their behalf and in their name in a liability limit that shall not fall below an amount in new Israeli shekels equal to $5,000,000 (five million U.S. dollars) [handwritten: 3,500,000 million U.S. dollars [illegible] the Lessee shall increase the liability limit to $5,000,000] for an insured event and for an insurance year.

This insurance shall not be subject to any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, liability in respect of and towards contractors, subcontractors and their employees and claims on behalf of the National Insurance Institute. The insurance shall be extended to indemnify the Lessor and the Management Company including in respect of their liability as the owners and/or managers of the Leased Premises in respect of bodily harm up to an amount of $50,000 per event and in respect of their liability for the acts and/or omissions of the Lessee and/or anyone acting on its behalf and subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured and while indicating that the Lessor and/or the Management Company are not held liable for payment of any premium.

D.	Employers’ liability insurance in respect of the liability of the Lessee towards anyone employed by the Lessee and on its behalf and in a liability limit that shall not fall below an amount in NIS equal to $5,000,000 (five million U.S. dollars) per event and for an insurance year. This insurance shall not include any limitation regarding hours of work, baits and poisons and regarding youth employment. The said insurance shall be extended to indemnify the Lessor and/or the Management Company in case they are considered as the employer of the employees of the Lessee and/or any thereof.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.1.2.	The Lessee’s insurances shall include an express condition according to which they supersede any insurance that was arranged by the Lessor and/or the Management Company and that the insurer waives any demand or argument regarding participation in the insurances of the Lessor and/or the Management Company. In addition, the insurer shall undertake that the policies shall not be diminished or canceled unless a written notice is delivered in registered mail to the Lessor and the Management Company at least 60 days in advance.

17.1.3.	Without having to receive any demand from the Lessor, the Lessee undertakes to present to the Lessor, subject to the provisions set forth in section 3.5 above, and no later than the Delivery Date or prior to the date of bringing any assets to the Leased Premises, upon the earlier, a certificate regarding the insurances of the Leased Premises in accordance with the “Certificate of Insurance of the Leased Premises” enclosed as Appendix E of this Agreement, lawfully signed by the insurer. The Lessee declares that it is aware that the presentation of the “Certificate of Insurance of the Leased Premises” as aforesaid is a condition precedent and a precondition for the commencement of the activities of the Lessee in the Leased Premises and/or for bringing any assets to the Leased Premises as stated above and the Lessor shall be entitled to prevent from the Lessee its activities in the Leased Premises and/or the bringing of assets as aforesaid in case the said certificate was not presented to the Lessor prior to the date indicated above.

17.1.4.	For the avoidance of doubt it is clarified that failure to present the certificates of insurance and the insurance policies on time as stated above shall not derogate from the undertakings of the Lessee in accordance with this Agreement including, and without derogating from the generality of the aforesaid, the making of any payment that applies to the Lessee, and the Lessee undertakes to fulfill all its undertakings in accordance with the Agreement even if it is denied possession in the Leased Premises and/or denied from bringing assets to the Leased Premises and/or opening its business in the Leased Premises due to failure to present the certificates of insurance and the insurance policies on time. In this regard it is clarified that the arrangement of the said insurances by the Lessee shall not diminish or derogate in any manner the undertakings of the Lessee in accordance with this Agreement.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.1.5.	No later than 14 days prior to expiration of the Lessee’s insurances and subject to the written request made by the Lessor, the Lessee undertakes to deposit with the Lessor and/or the Management Company a certificate of insurance as stated in section 17.1.3 above in respect of the extension of the insurance by one additional year and in 30 days as of the date of receiving the demand of the Lessor the Lessee shall deposit the original copies of the Lessee’s insurances as long as the Lessee possesses the Leased Premises.

17.1.6.	The Lessor and/or the Management Company shall be entitled to examine the certificates of insurance and/or the insurance policies that are presented by the Lessee as stated above and the Lessee undertakes to implement any change or amendment that is required so as to make them compatible with its undertakings. The Lessee declares and warrants that the rights of the Lessor and/or the Management Company for inspection and the demand for changes shall not impose on the Lessor and/or the Management Company or anyone acting on their behalf any obligation and any responsibility in respect of the certificates of insurance and the policies as aforesaid including their standard, scope and effect or lack thereof and shall not derogate from any obligation that is imposed on the Lessee in accordance with this Agreement whether or not they made such demand or conducting such inspection.

17.2.	The Lessee declares that it shall raise no allegations and/or demands and/or claims against the Lessor and/or the Management Company and/or anyone acting on their behalf and against other lessees and/or possessors in the Building (regarding other lessees and/or possessors in the Building, subject to mutual waiver of the right of subrogation in their lease agreements) in respect of any damage for which the Lessee is entitled to indemnification in respect whereof, or for which it was entitled to indemnification in respect whereof if it had not been for the deductible amount specified in the policies and in accordance with the insurances the Lessee undertook to arrange in accordance with the provisions set forth in sections 17.1.1A and 17.1.1B and the property chapter in the insurance that the Lessee undertook to arrange in accordance with the provisions set forth in section 17.7A hereunder and it hereby exempts the Lessor and/or the Management Company and/or anyone acting on their behalf and/or the other lessees and/or the other possessors in the Building from any liability for such damage as aforesaid.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

The provisions set forth in this section shall add and shall not derogate from any other provision set forth in this Agreement and/or in the agreement made with the Management Company regarding the exemption from liability towards the Lessor and/or the Management Company and regarding imposition of liability on the Lessee.

17.3.	The Lessee undertakes to uphold all the provisions set forth in the policies specified in this section hereinabove and to make full and timely payment of all insurance premiums and to assure and take measures so that the insurance policies of the Leased Premises are extended from time to time, as required, and shall be in effect during the entire Term of Lease.

17.4.	In case the Lessee failed to fulfill its undertakings in accordance with the provisions set forth in this section 17 the Lessor and/or the Management Company shall be entitled, however not obligated, to arrange the insurances or any part thereof instead of the Lessee and at its expense and/or to pay instead of the Lessee any amount, without derogating from the right of the Lessor and/or the Management Company to any other relief.

17.5.	The arrangement of the insurances specified above by the Lessee shall not derogate or diminish in any manner from the undertakings of the Lessee in accordance with this Agreement or release the Lessee from its obligation to compensate the Lessor and/or the Management Company and/or any person in respect of any damage caused directly or indirectly in connection with the property for which it is responsible and/or as a result of the activities and/or use of the Lessee in the Leased Premises and/or as a result of failure to uphold the provisions set forth in this Lease Agreement by the Lessee.

Payment of any insurance benefits shall only decrease the amount of indemnification and/or compensation the Lessor and/or the Management Company shall be entitled to in respect of damage or loss.

17.6.	The Lessee undertakes not to perform and/or allow anyone acting on its behalf to commit any act or omission that deviate from the purpose of lease in accordance with the provisions set forth in this Agreement and that might increase the insurance expenses applicable to the Lessor and/or the Management Company and/or the other lessees in respect of the insurance do the Building or leased premises thereof.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.7.	The Lessee undertakes that in case the Lessor and/or the Management Company are obligated to pay additional insurance premiums beyond customary due to the activities of the Lessee (that deviates from the purpose of lease in accordance with the provisions set forth in this Agreement) the Lessee shall pay to the Lessor and/or the Management Company, as the case may be, the said addition, immediately upon receiving first demand.

17.7A	Subject to the provisions set forth in this Agreement in anything related to obtaining authorization to implement works in the Leased Premises, and in case any works in the Leased Premises are implemented by the Lessee and/or by anyone acting on its behalf prior to the occupancy of the Leased Premises for the first time by the Lessee and/or at any time during the Term of Lease, the Lessee undertakes to present to the Lessor the certificate of insurance for the works of the Lessee enclosed with this Appendix and constituting an integral part thereof and marked as Appendix E (hereinafter respectively: “Certificate of Insurance for the Lessee’s Works” and “Insurance for the Lessee’s Works”) signed by the Lessee’s insurer. The Lessee declares that it is aware that the presentation of the Certificate of Insurance for the Lessee’s Works as aforesaid is a condition precedent and a precondition for the implementation of any works in the Leased Premises and the Lessor shall be entitled, however not obligated, to prevent from the Lessee to implement works in the Leased Premises in case the said certificate was not presented to the Lessor prior to commencement of implementation of the works.

17.8.

17.8.1.	Without derogating from the liability of the parties in accordance with this Agreement, the Lessor undertakes to purchase by the Management Company as part of the services and to keep the insurance policies specified hereunder in effect and under the scope of insurance coverage as stated beside them during the entire Term of Lease:

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

A.	Property insurance – against the customary risks in “extended fire” including the following risks: fire, smoke, lighting, storm, explosion, earthquake, flood, damage from water and splitting of pipes, strikes, riots, willful damage, damage by an aircraft, damage by sonic booms, collision and break-in. This policy shall reflect the full value and the full reinstatement value of the structure of the building including attachments thereof and additions and improvements to the structure of the Building that were implemented by the Lessor and/or for the Lessor. The policy shall include a clause regarding waiver of the right of subrogation against the lessees and the possessors in the Building including their managers and employees and provided that the waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

B.	Third party liability insurance – providing insurance coverage for the liability of the Lessor and/or the Management Company towards any third party, its employees and anyone acting on their behalf or in their name. The insurance shall be extended to indemnify the Lessee regarding its liability in respect of its activities in the area of the public areas beyond the liability limit specified in the insurance policies that the Lessee undertook to arrange in accordance with this Agreement.

C.	Employers’ liability insurance – providing insurance coverage for the liability of the Lessor and/or the Management Company towards any of their employees. This insurance shall be extended to indemnify the Lessee in case the Lessee is considered to be the employer of any of the employees of the Lessor and/or the Management Company regarding the occurrence of an occupational accident and/or an occupational disease.

D.	Consequential loss insurance for the Lessor and/or the Management Company against loss of rent and management fees in full value due to damage caused to the Leased Premises and/or to the Building as a result of the risks covered in the property insurance specified in section 17.8.1A above. This insurance shall include waiver of the right of subrogation against the Lessee except for circumstances of willful damage caused by the Lessee and anyone acting on its behalf.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

E.	All risk contractor insurance policy for repairs, renovations and maintenance by the employees of the Lessor and/or the Management Company and/or contractors and/or their workers.

17.8.2.	The Lessor or the Management Company, as the case may be, shall charge from the Lessee, as an addition of the management expenses, a relative part of the insurance premiums as aforesaid. The Lessor declares that it shall raise no allegations and/or demands and/or claims against the Lessee and anyone acting on its behalf in respect of any damage for which it is entitled to indemnification or for which it was entitled to indemnification if it had not been for the deductible amount specified in the policies and in accordance with the insurances specified in sections A and D however the said exemption shall not apply in favor of a person who caused willful damage.

17.8.3.	The insurance policies of the Lessor shall be available for the review of the Lessee in the offices of the Lessor or the Management Company. The Lessee undertakes to uphold all the provisions set forth in the policies and cooperate with the Lessor and/or the Management Company in case a claim is filed with the insurance company.

17.8.4.	For the avoidance of doubt, the arrangement of the insurances as stated above by the Lessor and/or the Management Company shall not diminish and shall not derogate in any manner from the undertakings of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

17.8.5.	For the avoidance of doubt it is clarified that the Lessor and/or the Management Company shall be entitled, at their sole discretion, to increase the scope of the said coverages and/or to add a coverage that is not specified above and/or avoid from arranging the insurances specified above and/or reduce their scope.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

17.8.6.	In case damage was caused to the structure of the Building the insurance benefits that are paid, if any, in accordance with the policy shall be first used for the purpose of repairing and/or restoring the damage except for circumstances of total loss.

17.9.	The parties undertake to perform any action that is required for the purpose of exercising their rights in accordance with the insurance policies, including joining to claims and/or demands that are served by any party to the insurance company or against the insurance company.

17.10.	Breach of the provisions set forth in this section 17 including any of its provisions or subsections thereof by the Lessee shall constitute a fundamental breach of this Agreement.

16.	Section 18 – access of the Lessor to the Leased Premises

16.1.	Section 18.1 – in the sixth line, after the words “will perform” the following will be added: “after advance coordination with the Lessee and on the condition that the said works and activities do not impede the current activities of the Lessee including damage to the clean rooms and/or the laboratories and in the manner.” At the end, the following will be added after the words: “to the extent possible”: “In case the Leased Premises cannot be restored to its previous condition, the Lessor shall compensate the Lessee in respect of all the direct losses caused as a result thereof.”

16.2.	Section 18.2 – the words “in advance” will come after the word “coordination.”

17.	Prohibition on assignment of rights

17.1.	Section 19.2 – notwithstanding the said in the section, the Lessee shall not be required to obtain the approval of the Lessor for a change as stated in section 19.2 however shall be required to notify the Lessor regarding any change as stated in the section.

18.	Securities

18.1.	Section 21.1 – the words “14 business days” will come instead of “4 days.”

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

18.2.	Section 21.6 – the following paragraph will be added at the end of the section: “The Lessor shall not exercise any of the securities it holds unless it delivered a prior and written notice to the Lessee that the Lessee breaches its undertakings in accordance with this Agreement and the Lessee failed to cure the breach in 7 days as of the date of the notice as aforesaid.”

18.3.	Section 21.7 – the words “to the satisfaction of the Lessor” in the final part will be deleted.

19.	Breach

19.1.	Section 24.2 – the following will be added in the final part of the section: “Notwithstanding the said in this section and in section 24.3 hereunder, the Lessor shall be entitled to recover from the Lessee cumulatively of the liquidated damages in addition to damages for its actual losses.”

20.	Transfer of rights by the Lessor

20.1.	Section 25 – the following will be added in the final part of the section: “And the rights of the Lessee in accordance with this Lease Agreement.”

21.	Right of refusal

The Lessee is hereby granted right of first refusal (hereinafter: “Right of Refusal”) as specified hereunder:

21.1.	The Right of Refusal pertains to the lease of the area that is adjacent to the Leased Premises (hereinafter: “Additional Area”): the area that adjoins the Leased Premises as highlighted in the blueprint and whose area is approximately 404sqm gross and it is highlighted in blue in the blueprint enclosed as Appendix B of the Lease Agreement.

21.2.	The period of Right of Refusal shall commence in March 2007. Until that date the Lessor undertakes not to lease the area subject matter of the Right of Refusal to a third party without obtaining the approval of the Lessor – and even if the Lessee did not sign with the Lessor an Addendum of the Lease Agreement stating that the area subject matter of the Right of Refusal was added to the Leased Premises.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

21.3.	During the period in which the Right of Refusal is in effect the Lessor undertakes not to lease the area subject matter of the Right of Refusal to a third party however solely after the Lessor delivered notice to the Lessee regarding its intention to lease the area subject matter of the Right of Refusal to a third party and the Lessee did not sign an Addendum of the Lease Agreement with the Lessor in 14 days according to which the area subject matter of the Right of Refusal was added under conditions that were agreed between the Lessor and the said third party. In case no agreement with a third party was signed in 120 days as of the date of the notice as aforesaid, the Right of Refusal shall be extended automatically.

22.	Works in the Leased Premises

22.1.	The Leased Premises shall be delivered to the Lessee in their condition “as-is” at the time of signing this Agreement.

22.2.	The Lessee shall be entitled to implement adjustment works in the Leased Premises (“Adjustment Works”) as of the Delivery Date, by a contractor and/or contractors on its behalf. The said shall be subject to the fulfillment of all the undertakings of the Lessee until that date including, inter alia, presentation of the securities, presentation of the certificates of insurance and payment of the Rent in respect of three months of lease. It is clarified that the said shall not derogate from the obligation of the Lessee to approve the plans of the Lessee prior to the implementation of the actual Works.

22.3.	On the date the Lessee requests to enter the Leased Premises for the purpose of implementing the Adjustment Works a protocol shall be drafted and signed by the Lessor on the one hand and by the Lessee on the other hand that shall indicate the condition of the Leased Premises and any defect or lack of conformity between the specification of the shell and the actual condition of the Leased Premises. On the Delivery Date the Lessee shall be precluded from presenting allegations it did not present at the time of entering the Leased Premises for the purpose of implementing the Adjustment Works except for allegations regarding defects arising out of substandard labor or materials and that could not have been detected at the time of entering the Leased Premises as aforesaid. The entrance of the Lessee to the Leased Premises for the purpose of implementing the Adjustment Works shall constitute prima facie proof that the Leased Premises were constructed in accordance with the provisions set forth in this Agreement and subject to the matters that were indicated expressly in the protocol.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

22.4.	Notwithstanding the aforesaid, the approval of the Lessor for the implementation of the Adjustment Works by the Lessee is conditional on the submission of all the plans that are drafted by the Lessee including the construction plans, air conditioning and electricity plans in detail of construction plans prior to implementation thereof for the approval of the Lessor (hereinafter: “Lessee’s Plans”). The Lessor shall not unreasonably withhold its approval of the Lessee’s Plans. It is agreed and declared expressly that the Lessor shall be entitled to withhold its approval of the Lessee’s Plans in any event in which the implementation of the Adjustment Works might cause any delay in any event in which the implementation of the Adjustment Works requires modifications in the pipelines, electricity, water and sewage systems of the Building or the design of their construction and/or in any event in which the implementation of the Adjustment Works requires a permit in accordance with the provisions set forth in the Planning and Building Law 5725-1965 and/or in any event in which the implementation of the Adjustment Works might cause a disruption to the progress of construction of the additional leased premises and/or the Building.

22.5.	In case the Lessee delivered plans to the Lessor and the Lessor did not approve the said plans, in whole or in part, in accordance with its right as stated above, the Lessee shall submit to the Lessor amended plans in 14 days as of the date of receiving the demand of the Lessor to that effect. It is clarified and agreed that the refusal of the Lessor to approve the Lessee’s Plans shall not delay the Lease Commencement Date for any reason.

22.6.	The Lessee shall not be entitled to implement in the additional leased premises any work that was not approved by the Lessor in advance and in writing. The Lessor shall approve – subject to the provisions set forth above – the Lessee’s Plans in 14 (fourteen) days as of the date of receiving the Plans.

22.7.	In any event in which the Lessor is required, for the purpose of approving the Plans, to receive assistance from advisors, including the designers of the Building and/or systems thereof, the Lessee shall incur the costs in connection with the fees paid to the advisors. The Lessee shall pay the advisors’ fees immediately upon demand in addition to VAT and subject to obtaining an invoice.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

22.8.	The Lessee shall be solely responsible for obtaining any license and/or permit that are required for the purpose of implementing the Adjustment Works.

22.9.	The Lessee shall be held solely liable for implementation of the Adjustment Works in the additional leased premises, including all insurances associated therewith. The Lessee shall deliver for the approval and comments of the Lessor the draft of the insurance policy that the Lessee arranges in connection with the Adjustment Works, prior to issuance thereof, and shall amend the policy – to the extent required – in accordance with the comments made by the Lessor. It is agreed that the Lessor shall be listed as an additional insured in this insurance policy. The Lessee’s insurer shall sign the “Adjustment Works Appendix” that will be marked with the letter “F” and that confirms the arrangement of the insurances as customary in the Lessor.

22.10.	The Lessee shall implement the Adjustment Works in such manner that will prevent nuisances and disruptions to the other lessees in the Building and shall be held liable towards the Lessor and towards any third party for any damage and/or loss caused, if caused, directly or indirectly, in the course of and/or following the implementation of the Adjustment Works, to the body and/or the property and/or the additional leased premises and/or to the Building and/or surroundings and/or content thereof. For the purpose of this matter it is clarified that the approval of the Lessor for the Adjustment Works shall not impose any liability on the Lessor.

22.11.	The Lessor shall be entitled, after advance coordination, to enter the Leased Premises at any time in the course of implementation of the Adjustment Works so as to inspect the performance of the undertakings of the Lessee.

22.12.	The Lessee undertakes to repair any damage and/or failure caused as a result of implementation of the Adjustment Works. In case the Lessee fails to act in the said manner the Lessor shall be entitled to perform the said actions at the expense of the Lessee and after delivery of a written notice to the Lessee regarding its intention to act in the said manner.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

22.13.	All materials and equipment for the purpose of implementing the Adjustment Works shall be of excellent materials and quality and in compliance with any law and standard. The Lessee shall be solely responsible for the equipment and the materials that are brought for the purpose of implementing the Adjustment Works. The Lessee shall not be entitled to store materials and equipment outside the additional leased premises however solely after obtaining the prior and written approval of the Lessor. The Lessee shall be responsible to protect the additional leased premises and the equipment, materials and facilities located therein.

22.14.	The Lessee shall assure that the contractors on its behalf will observe the instructions of the Lessor and will act in accordance with the work procedures set forth by the Lessor, to the extent that there are any. The Lessee is also responsible to assure that the contractors that implement the Adjustment Works will implement the maintenance repairs and the warranty repairs as required by law.

23.	Electricity Appendix

The Lessee declares that it is aware that the Lessor holds exclusive rights towards Israel Electric Corp. in anything related to the supply of electricity to the Leased Premises and that the Lessor shall supply the electricity to the Leased Premises in the manner and under the terms set forth in Appendix D of the Agreement.

It is agreed that the Lessee shall be entitled to supply electricity for itself during emergencies by an emergency generator the Lessee holds and the Lessor shall raise no arguments in connection therewith.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]
The Lessor	The Lessee

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Appendix B

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Appendix C

Shell specification

1.	Live load

2 ton per 1sqm in the ground floor.
1 ton per 1sqm in typical floors.

2.	Height

In the ground floor – 6.2m.
In floors A, B – 5.6m.
In floor C – 4.5m.

3.	Partitioning walls between lessees

Construction with full closing of the floor – ceiling.
Construction of a wall between the Leased Premises and the adjacent leased premises from the north with “Trapezit” block.

4.	Floor

Troweled concrete floor with grooves in a key according to the instructions of the designer to prevent cracks.

5.	Interior finish

Polysid paint on walls and ceilings.

6.	Windows

Aluminum with dreh-kipp/sliding doors according to architect’s plan. There is a screen wall with dreh-kipp windows in part of the area.

7.	Entrance doors

Safety doors such as Rav-Bariach or equivalent.

8.	Rolling gates

With manual release made by Pazgal or equivalent.
Note: the number of doors, rolling gates and windows shall be determined according to the number of modules and the division of the area of the Leased Premises.

9.	Water

Preparation for a water meter and a transmission line.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.	Sprinklers

A system of sprinklers adjusted to an outdoor area without partitioning and walls or lowered elements in accordance with 2 Hazard risk level.

11.	Sewage

Preparation of vertical sewage pipeline for future connection of toilet unit by the customer.
The location of drains and lines in deployment according to existing implementation in the field.

12.	Electricity

The electricity supply in the Building is in high voltage bulk method.

The Lessor shall supply electricity to a connection size of 3X0.15 A for each 1sqm gross. The connection and wiring of the area to a main board shall be under the responsibility of the Lessee.

The size of the required electricity connection for the floor of the Leased Premises is 3*630A. The size of the electricity connection that is required in the roof floor for the chiller is 3*900A. Both connections will reach the core (the common area where the protected space (“mamad”) and the elevator are located) in each of the floors. The Lessee shall pay to the Lessor the cost price of installation of the cable, including labor, for the cost of the cable from the core to the distribution board of the Leased Premises.

13.	Low voltage

The Lessee is responsible for the connection of the control systems of the Lessee to different centers including wiring until the control center of the Lessor, if required.

14.	Telephony

Preparation in the floor for the future connection and wiring of the area of the Leased Premises by the Lessee to the floor cabinet of Bezeq Company.

15.	Air conditioning

Preparation for installation of air conditioners by the Lessee of the type split air conditioning units on a metal construction in the eastern façade.

Note: it is necessary to assure that external units that are adjusted to the existing dimensions in the console were ordered for the purpose of placing the unit.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

16.	Bars

The installation of bars on the lower windows facing the east (that are adjacent to the ramp) and in the ground floor also on the windows that are facing west.

17.	Miscellaneous

The Lessor is responsible to operate the elevator in the lobby of the Building, on the date the Leased Premises are operated according to their designation.

The Lessor shall be solely responsible for waterproofing of water leaks from the windows in the western façade of the Building.

Floor drainage – the Lessor shall allow the Lessee to pass under the floor of the Leased Premises floor drainage systems (barriers and drainage) subject to presentation of a detailed plan for the prior approval of the Lessor.

The use of piers and the public passageways that are adjacent to the area of the Leased Premises for the transmission of pipelines and systems shall be following advance coordination and agreement with the Lessor.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Appendix D

Conditions for supply of electricity in bulk

The Lessee declares that it is aware that the Lessor is the sole right holder towards Israel Electric Corp. in anything related to the supply and consumption of electricity to the Leased Premises and that the Lessor shall supply the electricity to the Leased Premises in the manner and under the terms set forth in this Agreement hereunder.

1.	Introduction

As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

“The Agreement”	–	The Lease Agreement that was signed between the Lessor and the Lessee on [handwritten: 16.6.06] and additions thereof, to the extent that there are any.
“The Leased Premises,” “the Park,” “the Building”	–	Within their meaning in the Agreement.
“The Engineer”	–	An electrical engineer or a certified electrician that are in charge of the electricity system in the Park and/or in the Building.
“Electricity Services”	–	The supply of electricity, the maintenance of electrical installations that will be installed in the Park and/or in the Building and/or in the Leased Premises by the Lessor, the insurance of electrical installations as aforesaid, operation and maintenance of the electricity control systems in the Park and facilities thereof however except for the electricity installations that are installed in the Leased Premises by the Lessee.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

2.	General

2.1.	All Electricity Services to the Leased Premises shall be provided by the Lessor.

2.2.	Billing the Lessee for the provision of the Electricity Services shall be made based upon the reading of an electricity meter that will measure the supply of electricity to the Leased Premises, in addition to charges in respect of [handwritten: fixed] use as stated in this Appendix hereunder.

2.3.	The Lessee hereby reiterates its undertaking to use solely the Electricity Services that are provided by the Lessor and it shall not approach Israel Electric Corp. with a request to install a separate meter and/or a separate and/or direct supply of electricity and/or to make direct payment to IEC. The Lessee shall incur all the losses of the Lessor in the event the Lessee presents such a request as aforesaid. The foregoing shall not derogate from the right of Israel Electric Corp. Ltd to connect the Lessee directly to the electricity network and the supply of Electricity Services that are provided by the IEC at its sole discretion and following coordination with the Lessor.

2.4.	The Lessee shall have no claim on any grounds against the IEC in respect of failure to supply electricity and/or disruptions in its supply, including in respect of electronic or other equipment that is installed by the Lessee, if installed, in the Leased Premises. The Lessee undertakes to indemnify the IEC in respect of any expense and damage caused to it as a result of any claim in connection with the matters specified above on behalf of an invitee and/or an authorized person on behalf of the Lessee. This section shall not exempt any other person or entity from their liability by law.

2.5.	The Lessor shall provide to the Lessee Electricity Services to the Leased Premises when the manner of use of the electricity in the Leased Premises themselves shall be subject to the discretion of the Lessee and in accordance with the provisions set forth in any law and/or condition and/or rules regarding electricity and use thereof and subject to the other provisions set forth in this Appendix.

2.6.	All facilities, equipment, systems and the like that are related to the supply of electricity to the Park and/or the Building in general and to the Leased Premises that were leased to the Lessee in particular shall be designed according to the best judgment of skilled professionals in this field on behalf of the Lessor, and in the quality, standard, quantity, size, type and the like as determined by the said professionals.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

3.	Allocation of payments

At the time of making each payment by the Lessee the Lessor shall be entitled to determine, at its discretion, the account to which the amount billed will be paid. For the avoidance of doubt, as long as the Lessor does not notify the Lessee otherwise, each payment that is made by the Lessee shall be allocated first in respect of Rent and then in respect of Maintenance Fees, electricity and afterwards in respect of the other expenses according to their order.

4.	Inspection of electrical facilities in the Leased Premises

4.1.	The Lessor shall be entitled to visit the Leased Premises at any reasonable time upon delivery of advance notice and inspect the safety and compliance of any electrical facility with the customary safety standards.

4.2.	In case the Engineer is of the opinion that a certain electrical facility that was installed in the Leased Premises might cause damage to the general electricity system in the Park and/or in the Building and/or that it may cause a safety nuisance and risk and/or that it does not comply with customary safety standards and/or that the load that it puts on the electricity supply system might disrupt the operation of the system – the Engineer shall be entitled to demand the repair and/or replacement and/or the modification of the facility and the Lessee undertakes to take all measures that are required for the purpose of fulfilling the requirement of the Engineer in 14 days.

4.3.	The Lessee shall be held liable for any damage caused to the property and/or the electrical facility in the Leased Premises and/or in the electricity System outside the Leased Premises as a result of the operation of a defective electrical facility as stated above.

5.	Modifications and additions in the electricity system

The Lessee shall not be entitled to implement any additions and/or modifications and/or additions to the electricity supply facilities that will be provided to the Leased Premises without obtaining the prior and written approval of the Lessor. The Lessor shall be entitled to disconnect and/or remove immediately any extension, modification, addition and the like that were implemented without obtaining the prior and written approval of the Lessor and at the expense of the Lessee, without derogating from the liability of the Lessee for any damage caused to the electricity supply facilities as a result of such work as aforesaid.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Any modification, extension and/or addition in the electricity supply facilities that is required by the Lessee beyond this Agreement and that are approved by the Lessor as stated above shall require additional payment.

6.	Access and maintenance of electricity facilities

6.1.	The Lessee shall grant access to any qualified employee on behalf of the Lessor at any reasonable hour to any electrical facility in the Leased Premises for the purpose of inspection, testing, installation, repair, replacement of defective parts, removal, dismantling, assembly and other works that the Lessor deems necessary in the electrical facilities that provide Electricity Services to the Leased Premises.

6.2.	For the purpose of implementing the works as aforesaid the Lessor shall be entitled to disconnect temporarily and for the period of time that is required, however following advance coordination with the Lessee, to the extent possible, the electricity supply to the Leased Premises and provided that the period of time in which the electricity supply to the Leased Premises is reasonable while taking into account the type of the work in the Leased Premises.

6.3.	The Lessee shall take measures to remove and/or relocate any facility that may impede the access and implementation of the works as stated above.

7.	Ownership in instruments and equipment

Any device, accessory and any other item of equipment that are related to the electricity supply services that were installed by the Lessor shall be the exclusive property of the Lessor, whether or not the Lessee participated in the expenses of their purchase and/or installation and/or connection and the like of the said equipment.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

8.	Liability for the property of the Lessor

8.1.	The Lessee shall be prohibited from performing any work of any kind in the instruments, accessories and other equipment belonging to the electricity supply systems of the Leased Premises without obtaining the prior and written approval of the Lessor for the implementation of works not by the Lessor as aforesaid.

8.2.	The Lessee shall be responsible for protecting all the equipment specified above including integrity thereof during the entire term of lease and/or the use of the Leased Premises and shall be held liable towards the Lessor for any damage caused to the equipment that does not derive from reasonable wear.

9.	Supply of electricity by the Lessee

The Lessee may not supply and/or sell electricity and/or to provide any Electricity Services that were provided to it by the Lessor whether or not for payment and in any other manner to authorized persons and to other possessors in accordance with the Agreement unless the electricity supply is in the area of the Leased Premises.

10.	Limitation of liability of the Lessor in power outages

10.1.	The Lessor shall be entitled to disconnect or limit the supply of Electricity Services to the Leased Premises and to other locations in the Building and/or the Park in the following circumstances:

10.1.1.	In any event of outage or limitation in the electricity supply emanating from an internal and/or external malfunction in the main electricity supply system in the Building and/or the Park, such as national or regional power outages emanating from the systems of the IEC or the internal power distribution network of the Building and/or the Park.

10.1.2.	In any event in which there is risk to the body or to property.

10.1.3.	In any other circumstances in which the Engineer instructs that such outage is necessary.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

10.2.	In any event in which it is possible to notify the Lessee that there is a scheduled disruption of the provision of the Electricity Services the Lessor shall deliver advance notice in connection therewith in the manner prescribed by the Lessor.

10.3.	The Lessor shall not be held liable and shall not incur any damage caused to the Lessee in respect of power outages in the circumstances specified above and/or in any other circumstances over which the Lessor has no control.

11.	Contingencies

If as a result of a law, regulation, order or an action performed by a government authority or any other competent authority, there is a need, at the discretion of the Lessor, to implement any changes in the electricity supply system to the Leased Premises, the Lessor shall implement the said changes and the Lessee shall raise no allegations and/or claims in respect of the implementation of the change as aforesaid.

12.	Determining the electric power consumed in the Leased Premises

12.1.	The amount of electric power consumed in the Leased Premises is part of the components for which the Lessee shall pay usage fees for the provision of Electricity Services.

12.2.	The amount of electric power (in kWh) that the Lessee consumes in the Leased Premises shall be measured by a separate meter that will be installed in the meters cabinet in the Building and/or in any other location in the Park as determined by the Lessor.

12.3.	The reading of the meter will be made by the qualified employees on behalf of the Lessor or in computerized electronic means and shall serve as conclusive evidence with relation to the amount of electricity that was consumed.

12.4.	In case the meter did not function properly for a certain period of time, or did not operate at all, due to a malfunction or for any other reason, or in circumstances in which the Lessee consumed electricity in the Leased Premises not by the meter or in a manner that is not agreed in accordance with the Agreement and this Appendix, the Lessor shall make a calculation of the electricity consumed during the said period of time by way of an estimate according to the consumption rate in previous periods, and in case this is unnecessary, the estimate will be made by way of a comparison to the consumption in other areas in the Park where activities that are similar to the activities of the Lessee in the Leased Premises are performed.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

12.5.	In case the Lessee disagrees with the estimates of the Lessor as stated in subsection 12.4 above, the Engineer shall decide in this matter and his decision may be appealed by the Lessee.

12.6.	In any other circumstances in which the Lessee disagrees with the manner of calculation of the electricity consumption in the Leased Premises, the Lessee’s arguments shall be examined by the competent employees on behalf of the Lessor and in case it is found in this examination that the calculation was inaccurate for a reason that is not contingent on the Lessee, the calculation will be corrected and the Lessee will be credited and/or debited, as the case may be, in the subsequent bill with the amount required following correction of the mistake.

12.7.	In any event of an inspection that is conducted at the request of the Lessee as stated above and in which it is found that the arguments of the Lessee are unfounded and that all the equipment that was installed by the Lessor works properly, the Lessee shall be required to incur the costs of the inspection in the amount that will be determined by the Lessor from time to time.

13.	Termination of supply of Electricity Services during the Term of Lease

13.1.	In any event in which the Lessee defaults in payment of any of the electricity bills delivered to it, the Lessor shall be entitled to disconnect the electricity supply to the Lessee after delivery of a written notice.

13.2.	In case of termination of the electricity supply as aforesaid, the Lessee shall solely incur all costs, damages and losses in respect of the said termination.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

14.	Termination of provision of Electricity Services upon expiration of the Term of Lease

After the Lessor takes possession of the Leased Premises following the evacuation of the Leased Premises by the Lessee upon expiration of the Term of Lease or following any other circumstances in which the Lessee vacates the Leased Premises and terminates use thereof, whether in accordance with the Agreement and whether following breach thereof, the meter connected to the Leased Premises shall be read and its data shall be recorded. The said reading will be used in the final settling of accounts between the parties in anything related to the calculation of the payment that is due from the Lessee to the Lessor in respect of the provision of the Electricity Services.

15.	Payment in respect of the provision of Electricity Services

The rate that will be used for the purpose of charging the Lessee for the amount of electricity consumed in the Leased Premises shall be the rate that is customary from time to time in the IEC for electricity consumption in time of use in low voltage. The foregoing shall also apply to the payment required by the IEC as fixed payment.

16.	Payment dates

16.1.	The Lessee shall be obligated to pay to the Lessor the costs of use of the Electricity Services as stated above, according to the bill that will be submitted to the Lessee once a month.

16.2.	Payment for the supply of electricity shall be charged by the Lessor each month or every two months according to the customary practice in the IEC and according to the amount of electricity that was consumed. Payment will be charged in the manner that Maintenance Fees and/or Rent are collected or a payment that will be made directly to the bank account of the Lessor as provided from time to time in the bills for payment on the date provided by the Lessor and in accordance with the instructions set forth by the Lessor at its discretion.

17.	Securities

The securities that the Lessee shall provide in accordance with the Agreement shall also be used as a security for the payment of the amounts that are due to the Lessor from the Lessee in respect of the provision of the Electricity Services during the current period of billing and a security for the liability of the Lessee for the protection of the electricity equipment that was provided by the Lessor. The Lessor shall be entitled, at its discretion, to use the securities and/or a part thereof to cover any amount that is due to the Lessor from the Lessee in respect of the use of the Electricity Services. In case the Lessor used the securities, in whole or in part, the Lessee shall be obligated, immediately upon receiving demand, to extend and/or make good the amounts of the securities. The provision of the securities as aforesaid shall not derogate from any other right of the Lessor in accordance with the provisions set forth in any law, in accordance with the Agreement and in accordance with this Appendix.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]
The Lessor	The Lessee

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Appendix E

Certificate of Insurance for the Leased Premises

Date: ______________

To	To	To
Africa Israel Properties Ltd	Ayalot Investments (Ramat Vered) 1994 Ltd	Sharda Ltd

and/or parent companies and/or subsidiaries and/or fellow subsidiaries and/or associated companies and/or related companies (hereinafter collectively: “the Lessor”)

Re: Certificate of Insurance of the Leased Premises

We confirm that we arranged for ______________ (hereinafter: “the Lessee”) insurances for the Leased Premises as stated in section 17.1 of the agreement made between you and the Lessee dated _____________, as specified hereunder, in respect of the Leased premises that are leased by the Lessee in ______________ in Rehovot (hereinafter: “the Leased Premises” and “the Building”) for the period as of ______________ and until ___________________ (at midnight) (hereinafter: “Insurance Period”) according to the following specification:

(1)	Property insurance – this policy shall provide insurance coverage in full value and in full reinstatement value for the content of the Leased Premises and any other property brought to the Leased Premises and/or to the Building by or for the Lessee and any repair, modification, enhancement, renovation and addition in the Leased Premises that were implemented and/or that will be implemented by the Lessee and/or for the Lessee and furniture, equipment, facilities and stocks of any kind against the customary risks in “extended fire” insurance including the following risks: loss or damage due to fire, smoke, lighting, explosion, earthquake, riots, strikes, willful damage, flood, damage by storm, damage by vehicles and aircrafts, water and other fluids and splitting of pipes, sonic damages, collision and break-in.

(2)	Consequential loss insurance providing insurance coverage for the loss of income and loss of gross earnings to the Lessee as a result of loss or damage caused to the insured property in accordance with section 1 above and/or to the Leased Premises and/or the Building due to the risks specified in subsection 1 above in full value and for an indemnification period that shall not fall below 12 months.

The insurances specified in subsections 1 and 2 above include an express provision according to which the insurer waives any right of subrogation towards the Lessor and/or the management company of the Building (hereinafter: “Management Company”) and/or anyone acting on their behalf and/or towards the other lessees and/or possessors in the Building and/or their employees and managers whose insurance policies include a clause regarding waiver of the right of subrogation towards the Lessee and provided that the waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

(3)	Third party liability insurance – providing insurance coverage for the liability of the Lessee towards any third party, including its guests, invitees, customers, the Lessor and the Management Company and anyone acting on their behalf and in their name in a liability limit that shall not fall below an amount in NIS equal to $5,000,000 (million U.S. dollars) per event and for an annual insurance period. The said insurance shall not be subject to any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, liability in respect of and towards contractors, subcontractors and their workers and claims of subrogation on behalf of the National Insurance Institute. The insurance shall be extended to indemnify the Lessor and the Management Company including in respect of their liability as the owners and/or managers of the Leased Premises in respect of bodily harm up to an amount of $50,000 per event and in respect of their liability for the acts and/or omissions of the Lessee and/or anyone acting on its behalf and subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured while indicating that the Lessor and/or the Management Company shall not be responsible for the payment of any premium.

(4)	Employers’ liability insurance in respect of the company of the Lessee towards anyone employed by the Lessee and on its behalf in a liability limit that shall not fall below an amount in NIS equal to $5,000,000 (five million U.S. dollars) per event and for an annual insurance year. The said insurance shall not include any limitation regarding hours of work, baits and poisons and youth employment. The said insurance is extended to indemnify the Lessor and/or the Management Company in case they are considered to be the employers of the employees of the Lessee and/or any thereof. In addition, the insurance includes waiver of the right of subrogation towards the Lessor and/or the Management Company and/or anyone acting on their behalf however the said waiver shall not apply in favor of a person who caused willful damage.

We confirm that all of the insurances specified above are not subject to the fulfillment of any safety and/or security recommendations/demands and/or that all of our recommendations/demands were fulfilled to our full satisfaction.

We hereby confirm that the said insurances supersede any insurance that was arranged by the Lessor and/or the Management Company and that we waive any demand or allegation regarding the participation in the insurances of the Lessor and/or the Management Company. In addition, we undertake that the insurance and the policy will not be diminished, canceled or expire unless a written notice is delivered to you in registered mail at least 60 in advance.

Sincerely,

Signature of the Insurer

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

Appendix E1 – Certificate of Insurance for the Lessee’s Works

Date: _____________

To	To	To
Africa Israel Properties Ltd	Ayalot Investments (Ramat Vered) 1994 Ltd	Sharda Ltd

and/or parent companies and/or subsidiaries and/or fellow subsidiaries and/or associated companies and/or related companies (hereinafter collectively: “the Lessor”)

Dear Sir/Madam,

Re:	Certificate of Insurance in the name of _________________ (hereinafter: “the Lessee”)

In connection with the lease of a property in the building of the Lessor in the Rehovot Park that is situated in block 3649 in part of parcels 8 and 9 (hereinafter respectively: “the Leased Premises” and “the Building”)

We hereby confirm that as of ______________ and until ____________ (hereinafter: “Period of Works”) and for an extended maintenance period of 12 months (the period of the works and the maintenance period hereinafter collectively: “Insurance Period”) our company arranged contractor insurance (Policy No. ___________) in the name of the Lessee, contractors and subcontractors (in any rank) and in the name of the Lessor and the Management Company of the Building (hereinafter: “Management Company”) providing insurance coverage for the works that are implemented by the Lessee and/or anyone acting on its behalf (hereinafter: “the Works”) as specified hereunder, when the scope of coverage provided in accordance with the said insurance shall not fall below the scope of coverage that is provided in accordance with the policy that is known as “Bit” 2006 (or any other equivalent version of the “Bit” policy at the time of arranging the insurance) including all extensions that constitute an integral part of the policy as aforesaid:

1.	Chapter 1 – insurance coverage for the Works in full value (including materials that are supplied by the Lessor and/or the Management Company) (if any) against loss or damage caused during the period of implementation of the Works in the works site and during the maintenance period in respect of the fulfillment of the undertakings of the Lessee during this period and/or the detection of damage during the maintenance period due to a cause that occurred during the period of implementation of the Works. This chapter includes a clause regarding waiver of the right of subrogation towards the Lessor and/or the Management Company (if any) and/or anyone acting on their behalf and towards other lessees, tenants and other right holders in the Building (the other lessees, tenants and right holders shall be referred hereinafter collectively: “Other Right Holders”) whose property insurance includes a parallel clause regarding waiver of the right of subrogation towards the Lessee and/or in an agreement that grants to the Other Right Holders as aforesaid rights in the Building there is an exemption from liability in favor of the Lessee in respect of loss or damage caused to the property of the Other Right Holders due to the customary risks in contractor insurance or in an extended fire insurance however the said waiver shall not apply in favor of a person who caused willful damage. In addition, the chapter includes an express extension regarding coverage to surrounding property and property being worked upon in a liability limit in the amount of $500,000 (five hundred thousand U.S. dollars).

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

2.	Chapter 2 – third party liability insurance in respect of liability arising out of the Works in the liability limits as stated hereunder. The said chapter includes a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured. The chapter states expressly that the Building of the Leased Premises is considered as third party property.

Liability limit: $5,000,000 per event and cumulatively for the Insurance Period.

The said chapter is extended to include the following:

A.	Claims of subrogation by the National Insurance Institute.
B.	Bodily harm deriving from the use of heavy equipment that is a motor vehicle and when there is no obligation to arrange compulsory insurance for the said vehicle.
C.	Liability for damage that is caused to vibrations and weakening of supports in a liability limit in the amount of $250,000 per event.

3.	Chapter 3 – employers’ liability insurance providing insurance coverage for the liability of any person employed in the implementation of the Works in respect of bodily harm or an occupational disease that might be caused to any thereof in the course of and following their employment as aforesaid in a liability limit of $5,000,000 per claimant, per event and cumulatively for an annual Insurance Period. This insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons, contractors, subcontractors and their workers and youth employment. In addition, the insurance includes waiver of the right of subrogation towards the Lessor and/or the Management Company (if any) and/or anyone acting on their behalf, however the said waiver shall not apply in favor of a person who caused willful damage.

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]

The policy specified above shall supersede any insurance that was arranged by the Lessor and/or the Management Company (if any) and we waive any allegation and/or demand regarding the participation of the insurances of the Lessor and/or the insurances of the Management Company (if any). In addition, breach of the terms and provisions set forth in the policy in good faith by the Lessor and/or anyone acting on its behalf shall not derogate from the rights of the Lessor and/or the rights of the Management Company (if any) to recover indemnification in accordance with the policy. In addition, we undertake that the policy specified above shall not be canceled and shall not change adversely during the Insurance Period unless a written notice is delivered in registered mail to the Lessor and the Management Company (if any) at least 60 days in advance. For the avoidance of doubt, we confirm that the Lessee shall be solely responsible to pay the insurance premiums for the said policy and shall incur the deductible amount applicable to the policy as aforesaid.

Subject to the terms and exclusions specified in the original policies to the extent that they were not expressly modified in accordance with the provisions set forth hereinabove.

Sincerely,

(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

[Signature and Stamp: Africa Israel Properties Ltd] [Signature and Stamp: Sharda Ltd]	[Signature and Stamp: SciGen Il Ltd 513679555]